Exhibit 10.12

(1) Hengtong Optic-Electric Co., Ltd.

-and-

(2) Rockley Photonics Limited

SINO-FOREIGN EQUITY JOINT VENTURE

CONTRACT

for the establishment of

Hengtong Rockley Technology Co., Ltd.

Date: 19th December, 2017

Suzhou, China

Execution Version

APPENDIX I: TECHNOLOGY TRANSFER AND IP LICENSE AGREEMENT

APPENDIX II: KEY TERMS OF CHIPSET SUPPLY AGREEMENT

APPENDIX III: TRADEMARK LICENSE AGREEMENT

i

Execution Version

SINO-FOREIGN EQUITY JOINT VENTURE CONTRACT

This Sino-Foreign Equity Joint Venture Contract (the “Contract”) is entered into in Suzhou City, the People’s Republic of China (“PRC”) on 19th December 2017 by and between:

(1)	Hengtong Optic-Electric Co., Ltd., a Chinese company limited by shares, with its registered office at 88 Hengtong Avenue, Qidu Town, Wujiang District, Suzhou, Jiangsu Province, China (“HT”);

And

(2)	Rockley Photonics Limited, a UK limited liability company with company number 08683015 and its registered office at Cooley (UK) LLP 10th Floor Dashwood, 69 Old Broad Street, London, EC2M 1QS (“RP”).

HT and RP hereinafter are also collectively referred to as “Parties” and individually as a “Party”.

RECITALS

After friendly negotiations conducted in the spirit of equality and mutual benefit, the Parties have agreed to establish in PRC, a sino-foreign equity joint venture enterprise of limited liability (the “JV”), in accordance with PRC laws and this Contract.

NOW THEREFORE, in consideration of the mutual covenants and undertakings herein, IT IS AGREED AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

1.1	Unless otherwise specified in this Contract, the following terms shall have the meanings set out below:

“Ancillary Agreements” shall collectively mean Technology Transfer and Intellectual Property Licensing Agreement, Key Terms of Chipset Supply Agreement and Trademark License Agreement as set forth in Article 4.2.

“Affiliate” with respect to a person, means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such person. For the purpose of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of fifty per cent (50%) or more shares or registered capital with voting right, or voting securities, by contract or otherwise, and the terms “controlling”, “controlled by”, “under common control with” and “controlled” have meanings correlative to the foregoing.

“Articles of Association” means the Articles of Association of the JV to be entered into between the Parties as may be amended from time to time.

“Auditor” has the meaning given in Article 14.3.1.

Execution Version

“Board” means the Board of Directors of the JV.

“Business Day” means a calendar day other than a Saturdays or Sunday on which banks in PRC and the United Kingdom (UK) are open for business.

“Business Licence” means the business license of the JV issued by Registration Authority.

“Business Scope” means the business scope of the JV set forth in Article 3.2, subject to those as finally approved by the Registration Authority and registered in its Business License.

“Chipset” means digital, mixed signal, and/or silicon photonics semiconductors supporting 25G NRZ electrical interfaces and 25G NRZ optical modulation chipsets developed, owned and manufactured by RP and to be supplied to the JV for use in and manufacturing of the Finished Products.

“Chipset Supply Agreement” means the Chipset Supply Agreement specified in Article 4.2.

“Key Terms of Chipset Supply Agreement” means the Key Terms of Chipset Supply Agreement specified in Article 4.2.

“Company Approvals” means the PRC statutory licenses, permits, approvals and authorizations (including those relating to Business License, customs, foreign exchange, foreign trade operator) that are necessary for the JV to engage in the activities specified in the Business Scope of the JV, excluding however the certificates, certification, approvals and authorizations required for Finished Products that depend on and subject to the success of the Finished Products.

“in Competition” means carrying out or engaging in the JV Business or any arrangements for such purposes directly or indirectly in the Territory by either Party.

“Confidential Information” means all information or documents of confidential or proprietary nature which: (i) either Party may have or acquire (whether before or after the date of this Contract) in relation to the customers, business, products or affairs of the JV; or (ii) either Party may have or acquire (whether before or after the date of this Contract) in relation to the designs, software, codes, specifications, user’s manuals, know-how, customers, business, assets or affairs of the other Party as a consequence of the negotiations or performance relating to this Contract or any other agreement or document referred to in this Contract; or (iii) relates to the contents of this Contract (or any agreement or arrangement entered into pursuant to this Contract), but excludes the information in clause 18.1.4.

“Contract” means this Sino-Foreign Equity Joint Venture Contract, as may be amended and supplemented from time to time.

“Deadlock” has the meaning given in Article 10.10.1.

Execution Version

“Deloitte” means a PRC member firm of Deloitte Touche Tohmatsu Limited who is qualified to act as the Auditor or Independent Expert in accordance with this Contract.

“Director” means a member of the Board.

“Equity Interest” means, with respect to each Party, such Party’s interests in the Registered Capital of the JV.

“Effective Date” means the date when this Contract comes into force as set forth in Article 27.12.

“Encumbrance” means (i) any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, deed of trust, title retention, security interest or other encumbrance of any kind securing, or conferring any priority of payment in respect of, any obligation of any Person, including any right granted by a transaction that, in legal terms, is not the grant of security but that has an economic or financial effect similar to the creation of a security that is legally enforceable under applicable Law, any proxy, power of attorney, voting trust agreement, interest, option, right of first offer, negotiation or refusal or transfer restriction in favour of any Person and (ii) any adverse claim as to title, possession or use.

“Ernst & Young” means a PRC member firm of Ernst & Young Global Limited who is qualified to act as the Auditor or Independent Expert in accordance with this Contract.

“Establishment Date” means the date on which the JV is established pursuant to Article 2.5 hereof.

“Fair Market Value” means the market value of the Equity Interests of JV determined by Independent Expert pursuant to Article 21.2.1 on an arms-length basis pursuant to legal and reasonable evaluation method it being understood and agreed that such fair market value shall not take into any consideration any minority discount.

“Finished Products” shall mean 100G AOC, 100G PSM4 transceiver and 100G CWDM4 transceiver having 25G NRZ electrical interfaces for system connectivity and 25G NRZ modulation for the optical interfaces, as listed in Schedule 1 attached to the Technology Agreement and the scope of Finished Products may be modified by the Board from time to time pursuant to this Contract.

“Finished Products Objective” with respect to each specific product of the Finished Products, means that the initial batch of such specific product of the Finished Products has been tested, assembled, packaged and produced by the JV on JV production line at the site of JV, and such initial batch of specific product of the Finished Products fully conforms with the Finished Products Specifications. To avoid any doubts, the Finished Products Objective for each specific product shall be achieved no earlier than Milestone 3 Day corresponding to such specific Finished Product.

“Finished Products Specification” shall have the meaning ascribed to it under Article 8.6.

Execution Version

“Force Majeure Event” means any unforeseeable or unavoidable event or circumstance beyond the reasonable control of a Party occurring after the execution of this Contract including, without limitation, fire, storm, typhoon, flood, earthquake, explosion, war, serious strikes or work stoppages, international embargo which prevents or delays the performance, in whole or in part, of this Contract or any of its obligations (other than a payment obligation) by any Party or by the JV.

“Grant Thornton” means a PRC member firm of Grant Thornton International Ltd. who is qualified to act as the Auditor or Independent Expert in accordance with this Contract.

“Improvements” means any improvements, development, enhancements, modifications, or derivative works.

“Independent Expert” shall have the meaning ascribed to it in Article 21.2.1.

“JV Business” shall mean the business of developing, assembling, manufacturing, testing and selling the Finished Products as well as provision of associated services. To avoid any doubts, JV Business shall be limited to the products as defined in the Finished Products only (unless the scope of Finished Products will be expanded pursuant to this Contract). For the avoidance of doubt, this definition of JV Business shall be used for all operative parts of this Contract as opposed to the Business Scope of the JV.

“KPMG” means a PRC member firm of KPMG International Cooperative who is qualified to act as the Auditor or Independent Expert in accordance with this Contract.

“Milestone 2” with respect to a specific Finished Product, means the “Milestone 2” for such specific Finished Product as set out in Schedule 5 of Technology Agreement.

“Milestone 3” with respect to a specific Finished Product, means the “Milestone 3” for such specific Finished Product as set out in Schedule 5 of Technology Agreement.

“Milestone 4” with respect to a specific Finished Product, means the “Milestone 4” for such specific Finished Product as set out in Schedule 5 of Technology Agreement.

“Milestone 2 Day” with respect to a specific Finished Product, means the date on which the Milestone 2 corresponding to such specific Finished Product has been achieved, as specified in Schedule 5 of Technology Agreement.

“Milestone 3 Day” with respect to a specific Finished Product, means the date on which the Milestone 3 corresponding to such specific Finished Product has been achieved, as specified in Schedule 5 of Technology Agreement.

“Milestone 4 Day” with respect to a specific Finished Product, means the date on which the Milestone 4 corresponding to such specific Finished Product has been achieved, as specified in Schedule 5 of Technology Agreement.

“Person” means any individual, firm, corporation, joint venture, enterprise, partnership, trust, unincorporated association, limited liability company, government (or agency or political subdivision thereof), or other entity of any kind, whether or not having separate legal personality.

Execution Version

“PWC” a PRC member firm of PricewaterhouseCoopers International Limited who is qualified to act as the Auditor or Independent Expert in accordance with this Contract.

“Record-filing/Approval Authority” means the Ministry of Commerce or its authorised local division or agency.

“Reference Design” means the reference design package (including Reference Designs Documentation) for testing, packaging, commercialising, manufacturing and selling each and all of the Finished Products, which are developed, created and reduced to practice by RP and to be delivered to the JV pursuant to this Contract and the Technology Agreement, including any Improvements thereto to be performed by RP in relation to or otherwise necessary to achieve the Finished Products Objective pursuant to the Technology Agreement.

“Reference Design Documentation” means all the data, drawings, specifications, performance specifications documentation, design schematics, printed circuit board layout files, assembly instructions, and written sequences for manufacturing and test, prototypes, models, layouts, diagrams, manuals, documents and information for the Reference Designs including without limitation deliverables set forth in Schedule 5 of the Technology Agreement. For the avoidance of doubt, “printed circuit board layout files” refer to the schematic relating to the set-up of the Finished Products, but do not include the composition of the Chipsets themselves.

“Registered Capital” means the total amount of registered capital of the JV set forth in Article 5.2 hereof.

“Registration Authority” means the State Administration of Industry and Commerce of PRC or its authorised local division or agency.

“RMB” or “Renminbi” means Renminbi, the lawful currency of the PRC.

“Rolling Business Plan” shall have the meaning ascribed to it in Article 4.1.2.

“Senior Staff” shall initially collectively refer to and consist of one (1) General Manager, one (1) Chief Financial Officer, one (1) Chief Technical Officer and one (1) Sales Director, who are to be nominated by the Parties to the JV pursuant to Article 12.2. The composition of Senior Staff may be adjusted by the Board from time to time.

“Subsidiary” with respect to a company, such company is a subsidiary of another company, if (i) the majority of shares or other securities entitled to vote for election of directors (or other managing authority) of such company is now or hereafter controlled by the latter company either directly or indirectly; or (ii) the former does not have outstanding shares or securities but the majority of whose ownership interest representing the right to manage such company is now or hereafter owned and controlled by the latter company either directly or indirectly.

Execution Version

“Technology Agreement” means the Technology Transfer and Intellectual Property Licensing Agreement as specified in Article 4.2 and attached hereto as Appendix I.

“Territory” means the territory of Greater China including (i) Mainland China; (ii) Hong Kong S.A.R.; (iii) Macau S.A.R.; and (iv) Taiwan.

“Term” means the duration of the JV as set forth in Article 19.1 hereof.

1.2	Interpretation

1.2.1	The headings and sub-headings in this Contract and its annexes are included for convenience and ease of reference only and shall not affect the interpretation of this Contract.

1.2.2

The Recitals and Annexes shall form part of this Contract and shall have the same force and effect as if set out in the body of this Contract. Accordingly, reference to this Contract shall include references to its recitals and annexes.

1.2.3	In this Contract, unless otherwise required, words denoting the singular shall include the plural and vice versa.

1.2.4

References to any document or agreement include a reference to that document or agreement as varied, amended, supplemented, substituted, renewed or transferred from time to time in accordance with this Contract.

1.2.5

Reference to any regulation or laws of a country include a reference to that regulation or laws of a country as amended, extended, consolidated or replaced from time to time (whether before or after the date of signature of this Contract).

1.2.6	Whenever the word “include ,” “includes” or “including” is used in this Contract, it shall be deemed to be followed by the words “without limitation”.

1.2.7	All references in this Contract to a gender in a masculine form shall also refer to its feminine form, and vice versa.

2.	ESTABLISHMENT OF THE JV

2.1	Establishment of the JV

The Parties hereby agree to establish the JV pursuant to the terms of this Contract and applicable PRC laws.

Execution Version

2.2	Name and Address of the JV

2.2.1	The name of the JV shall be “Hengtong Rockley Technology Co., Ltd.” in English and “______________________” in Chinese.

2.2.2	The registered address of the JV shall be 88th Hengtong Road, Economic Development Zone, Wujiang City Jiangsu Province, PRC.

2.3	Limited Liability Company

The JV shall be a limited liability company. The liability of each Party for the losses, debts, liabilities and other obligations of the JV shall be limited to the total amount of such Party’s capital contribution into Registered Capital of the JV. The profits, risks and losses of the JV shall be shared by the Parties in proportion to their respective capital contributions into the Registered Capital of the JV as set out in Article 5.3 hereof. Each Party shall not be responsible for the liabilities, debts, losses or obligations arising from any activities of the other Party, unless otherwise expressly provided for in this Contract.

2.4	Legal Person

The JV shall be an enterprise legal person under the laws of the PRC.

2.5	Date of Establishment

The Establishment Date of the JV shall be the date of issuance of the Business Licence of the JV.

2.6	No Agency Relationship

Neither Party is the agent of the other Party nor does either Party have any power to bind the other Party or to assume or to create any obligation of responsibility, express or implied, on behalf of the other Party in the other Party’s name. Neither this Contract nor any of the other contracts contemplated herein shall be construed as creating any other form of legal association which would impose liability upon one Party for the act or failure to act of the other.

3.	PURPOSES AND SCOPE OF BUSINESS

3.1	Purpose of the JV

The purpose of the JV shall be to carry out the JV Business based on (i) Chipsets to be developed and supplied by RP to the JV; and (ii) Reference Design to be developed and delivered by RP to the JV.

Execution Version

3.2	Business Scope of the JV

The Business Scope of the JV shall be: design, development, assembling, manufacturing and testing of high speed photoelectric transceiver chips, modules and subsystems, opto-electronic information and sensor products, and relevant components and parts; sales, import & export and commission agency of the aforementioned products; integration and contracting of communication and data center system and provision of testing and consultancy service; technical consultancy, technical transfer, technical services and technology support; outbound investments for aforementioned projects with self-owned funds; provision of ancillary services. The final Business Scope of the JV shall be subject to those as finally approval by the Registration Authority.

4.	BUSINESS PLAN AND ANCILLARY AGREEMENTS

4.1	Business Plan

4.1.1

The Parties shall cause the business plan be approved by the JV at the first Board meeting of the JV, which is prepared by the Parties on a best estimate basis reflecting their common understanding as of the incorporation of the JV of the estimated operation, target and profitability of the JV, including Key Performance Indicators (KPI) to be achieved by the JV, for the years 2018 through 2020.

4.1.2

Starting from the second year since the establishment of the JV, the Board shall, on the basis of the first business plan approved by the Board, annually prepare and approve a properly adjusted and updated Rolling Business Plan (“Rolling Business Plan”) covering a 3-year period starting with the following calendar year. The preparation and approval of the Rolling Business Plans shall be a rolling process with each newly adopted Rolling Business Plan replacing the first business plan or the former Rolling Business Plan that was approved for the preceding year, as the case might be.

4.1.3	Business plans shall form an integrate part of this Contract since their adoption by the Board.

4.2	Ancillary Agreements

The Parties shall cause the Technology Agreement and Trademark License Agreement as attached hereto as Appendix I and Appendix III be adopted and approved at the first Board meeting. Within (10) days after the above approval, RP shall enter into the Technology Agreement with the JV; RP and HT shall enter into the Trademark License Agreement with the JV.

The Parties shall, and shall cause the JV to enter into the following Ancillary Agreements as soon as practically after the Establishment Date:

Execution Version

-    The chipset supply agreement (“Chipset Supply Agreement”), which is planned to be entered into by and between the JV and RP within 20 Business Days of since Milestone 2 Day for 100G AOC (as described in Schedule 5 of Technology Agreement) for the purpose of mass production of Finished Products with contents consistent with the Key Terms of Chipset Supply Agreement set forth in Appendix II.

5.	TOTAL INVESTMENT AND REGISTERED CAPITAL

5.1	Total Investment

The total amount of investment of the JV shall be USD 42,000,000 (say forty-two million US dollars only).

5.2	Registered Capital

The total amount of registered capital of the JV shall be USD 14,000,000.00 (say fourteen million US dollars only).

5.3	Contributions of the Parties

5.3.1

HT’s contribution to the registered capital of the JV shall be USD 10,514,000 (say ten million five hundred and fourteen thousand US dollars only), which shall be contributed by HT in cash by equivalent RMB, representing 75.1% (seventy-five-point one percent) of the total Registered Capital of the JV.

5.3.2

RP’s contribution to the registered capital of the JV shall be USD 3,486,000 (three million four hundred eighty-six thousand US dollars only) in cash by USD, representing 24.9% (twenty-four-point nine percent) of the total Registered Capital of the JV.

5.3.3

As for the conversion between USD and RMB in connection with Registered Capital, the exchange rate shall be referred to the median of the official selling and buying USD-RMB exchange rate published by the People’s Bank of China on the date on which RP make its contributions to the Registered Capital of the JV.

5.4	Timing of Capital Contributions

Subject to fulfilment of conditions precedents set forth in Article 5.5 below, the capital contribution shall be fully paid up by HT and RP respectively in one time within 15 Business Days after the issuance of the Business License.

The timing of capital contribution may be adjusted by the unanimous vote of the Board in light of the actual conditions consistent with the requirements of relevant PRC laws and regulations.

Execution Version

5.5	Conditions Precedent to the Contribution of the Registered Capital

The obligation of any Party to make its contribution pursuant to Articles 5.3 and 5.4 hereof shall be subject to fulfilment or waiver of each of the following conditions:

(a)

this Contract, the Articles of Association and the establishment of the JV has been duly registered with the Record-Filing/Approval Authority and Registration Authority, and any required changes to this Contract and the Articles of Association (if any) having been agreed to in writing by the Parties;

(b)	the Business License has been issued to the JV;

(c)	Warranties and representations of each Party are true and correct in all material respects at the date of this Contract’s execution and the date of contribution

5.6	Failure to Make Capital Contribution

If any Party fails to make its capital contribution, in whole or in part, in accordance with the terms of this Article 5, such Party shall pay simple interest to the JV on the unpaid amount from the date due until the date the contribution is made at the rate for short-term (6 months) commercial loans offered by the Bank of China in Renminbi on the due date plus two percent (2%).

5.7	Investment Certificate

Upon payment of each Party’s capital contribution, the JV shall issue an investment certificate to each Party. The investment certificate shall indicate the following items: name of the JV, the Establishment Date, the names of the Parties and the amount of their respective capital contributions, the date on which the capital contributions were made, and the date of issuance of the investment certificate. The investment certificates shall be executed by the legal representative of the JV. The JV shall take such other steps as are necessary to establish the Parties as the legal owner of their respective Equity Interests in accordance with PRC law.

5.8	Additional Funding

5.8.1	Should the JV require further capital, it will first seek bank loan on terms to be agreed by the Board at the time.

5.8.2	The JV may obtain additional funds through other resources on terms and conditions approved by the Board.

5.8.3

In order to raise additional funds for the JV, unless otherwise agreed between RP and HT, RP and HT shall provide such security or guarantee in proportion to their then respective shareholding ratios in the JV on terms and conditions to be agreed between them.

Execution Version

5.8.4

Where HT and RP agree that a shareholder’s loan to the JV is required, they shall provide the agreed loan amount in proportion to their then respective actual shareholding ratio at the time of loans, unless otherwise agreed between HT and RP in writing.

5.8.5

Where HT and/or RP lend funds to the JV or provide guarantee for the JV, they shall be entitled to be paid interest on the loan at such rate or guarantee fees in such amount that they would have been entitled to be paid as if they were not a party to this Contract and as if the transaction were a negotiated arm’s length financing from a third party.

5.9	Increase or Reduction of Registered Capital

5.9.1

Any Party shall have the right to propose via its appointed Directors to the Board an increase or reduction in the Registered Capital of the JV, subject to approval of the Board pursuant to Article 10.4.2 and duly record-filing with or approval (if necessary) by the Record-filing/Approval Authority and duly registration with the Registration Authority.

5.9.2

For an increase in the registered capital of the JV, the amount of such increase shall be offered to both Parties in proportion to their respective shareholding ratio in the Registered Capital of the JV at the time of the capital increase, unless otherwise agreed by the Parties and approved by the Board.

5.9.3	Upon mutual agreements between RP and HT, a capital increase may also be offered to be subscribed by a third-party investor.

5.9.4

In the event of an increase in the registered capital of the JV, the Contract and Articles of Association shall be amended to reflect the change to the Parties’ aggregate respective percentage contributions to the Registered Capital of the JV as well as the Parties’ right to appoint Directors.

6.	TRANSFER OF EQUITY INTEREST

6.1	General Provisions

Except as otherwise provided in this Contract (including transfer to Subsidiary pursuant to Article 6.2.1, transfer in case of Deadlock pursuant to Article 10.11.1 (a) or termination of this Contract pursuant to Article 20.1), either Party hereby acknowledge and undertakes to each other that, during the whole Term of this Contract, it shall not seek, solicit, discuss or otherwise begin to assign, give, sell, transfer, dispose, encumber or otherwise grant any interest in any of the Equity Interests held by such Party in the JV to any third party unless it has obtained prior written consent of the other Party to do so.

Execution Version

To avoid any doubts, one Party shall not (i) contact, solicit, approach or otherwise involve in discussion with any third party to offer to sell or otherwise invite a third party to buy any part or all of its Equity Interests held by it in the JV; and (ii) send a Transfer Notice (as defined below) to the other Party, without prior written consent of the other Party.

To avoid any doubts, neither Party is obliged to give its consents to the request by the other Party to start an equity transfer, and neither the silence nor the rejection of one Party to any proposed equity transfer by the other Party shall constitute or deemed as constituting a consent from such Party to any proposed equity transfer to third parties.

Breach of this clause by RP or HT shall constitute a material breach of the Contract and the non-breaching Party shall be entitled to terminate the Contract in addition to any other rights of action resulting from the breach of such undertakings.

6.2	Lock-Up and Transfer to Subsidiary

6.2.1	Transfer to Subsidiary by Either Party

Neither party shall transfer its Equity Interests in the JV to its Subsidiary within 3 years after the establishment (“Lock-Up Period”) of JV unless approved by the other Party in writing.

Either party may at any time after the Lock-Up Period, transfer part or all its Equity Interests to a Subsidiary of such Party, provided that such Party shall be jointly and severally liable with such Subsidiary (as transferee) towards the other Party under this Contract. In case such Subsidiary transfer its Equity Interests to any third party, the transferee and Subsidiary shall be jointly and severablly liable under this Contract.

6.2.2

The non-transferring Party hereby unconditionally and irrevocably consents to such transfer provided for under Article 6.2.1 and waive any of its right of first refusal with respect to such transfer that it may be entitled to under this Contract or by law, and agrees to cause its Directors to vote in favour of such transfer and to execute and deliver any other documents or instruments (including consent to such transfer in writing) as required under PRC Laws to validly effect such transfer.

6.3	No Transfer to Competitor

Neither Party shall assign, give, sell, transfer, dispose, encumber or otherwise grant any interest in all or part of its Equity Interests in the JV to any person (except for transfer to a Subsidiary of one Party as permitted under Article 6.2.1) that directly or indirectly competes with JV Business, the JV or the other Party.

Execution Version

6.4	Transfer to Third Party and Right of First Refusal

6.4.1

Without prejudice to the provisions set forth in Articles 6.1, 6.2 and 6.3 above, in case that a Party (the “Transferring Party”) has obtained prior written consent from the other Party that the Transferring party may start transferring part or all of its Equity Interests (the “Offer Equity Interests”) to a third party (the “Transferee”), the proposed transfer shall not begin unless it has met the following requirements:

(i)	any such proposed transfer by the Transferring Party to the Transferee shall be subject to the exercise by the other Party (the “Non-Transferring Party”) of a ROFR (as defined below);

(ii)

The Transferee shall have agreed in writing to be bound by the terms and conditions of this Contract and of the Articles of Association as well as the Ancillary Agreements (where necessary and applicable), which may be amended and restated to the extent that the Parties and the Transferee agree to such amendments.

6.4.2	The Transferring Party shall first send a written notice (the “Transfer Notice”) of its proposed transfer of the Offer Equity Interests to the Non-Transferring Party and copy to the Board.

6.4.3	The Transfer Notice shall specify:

(i)	the intention of the Transferring Party to make the transfer;

(ii)	the Offer Equity Interest it wishes to transfer;

(iii)	the name and address of the Transferee and, if the Transferee is a third party, all information necessary to determine the identity of the person who have ultimate control over the Transferee; and

(iv)	the nature, terms and conditions of the proposed transfer including the price, payment methods for the Offer Equity Interest.

6.4.4

In respect of the Offer Equity Interests to be transferred to a third party, the Non-Transferring Party shall, within thirty (30) days since the delivery of the Transfer Notice (the “ROFR Period”), notify the Transferring Party expressly in writing that if it agrees with the proposed transfer or if it intends to exercise a right of first refusal (“ROFR”) to purchase all (but not less than all) the Offer Equity Interest on terms and price as specified in the Transfer Notice (“ROFR Notice”).

6.4.5	If the Non-Transferring Party delivers the ROFR Notice, the Offer Equity Interests shall be transferred to the Non-Transferring Party pursuant to Article 6.5.

Execution Version

6.4.6

If the Non-Transferring Party has notified its intention not to exercise its ROFR within the ROFR Period, the Transferring Party shall be free to transfer to the Transferee(s) such Offer Equity Interests on terms and conditions set forth in the Transfer Notice and in accordance with Article 6.5 below.

6.5	Completion of Equity Transfer

Transfers of Equity Interests to third party pursuant to Article 6.4 above shall be carried out in line with below provisions:

6.5.1	the transfer shall take place within sixty (60) days (“Transfer Period”) since the date on which the ROFR Period expires;

The Transfer Period shall in all cases be extended by any time reasonably necessary to complete or to satisfy any conditions precedent to which the proposed transfer may be subject (including the time needed for obtaining necessary government approvals), up to a maximum limit of three (3) months, provided, however, that once such extended time period has expired, no transfer shall be made without once again being expressly subject to the ROFR and after complying with this whole Article 6.

6.5.2

The Parties hereby agree and shall ensure that all equity transfers complying with the conditions set forth in this Contract be duly approved by the Board as soon as possible and that their respective representatives and/or Directors execute and deliver any other documents and instruments required by PRC laws.

6.6	Continued Implementation of Contract

Prior to completion of transfer of a Party’s Equity Interest, the Parties shall continue to perform their respective obligations under this Contract.

6.7	Effect of Transfer

The transfer of a Party’s Equity Interest shall not release such Party from its liability to pay any sums of money accrued, due or payable to the other Party, or to discharge its then-accrued and unfulfilled obligations including any liability to the JV or the other Party in respect of any breach of this Contract.

7.	REPRESENTATIONS AND WARRANTIES

7.1	Representations and Warranties of both Parties

Each Party hereby represents and warrants to the other Party that as of the date of this Contract and as of the Establishment Date:

Execution Version

7.1.1	it is an independent legal person, duly organized, validly existing and in good standing under the laws of jurisdiction of such Party;

7.1.2

it has full legal right, power, capacity and authority to execute this Contract and all of the contracts and documents contemplated herein to which each of them is a party and to observe and perform their obligations hereunder and thereunder;

7.1.3

it has taken all appropriate and necessary corporate action to authorize the execution of this Contract and all of the contracts and documents contemplated herein to which it is a party and to authorize the performance and observance of the terms and conditions hereof and thereof;

7.1.4

it has obtained all requisite consents, approvals and authorizations of relevant governmental, quasi-governmental and other regulatory authorities necessary for the valid execution and performance of this Contract and all of the contracts and documents contemplated herein to which it is a party;

7.1.5

neither the execution of this Contract, nor the performance of its obligations hereunder, will conflict with, or result in a breach of, or constitute a default under, any provision of its business licence, articles of association, by-laws, or any law, rule, regulation, order, judgment or decree, authorisation or approval of any government authority, or of any contract, agreement, instrument, commitment, undertakings or arrangement, to which it is a party or it is subject to;

7.1.6	it has duly authorised, executed and delivered this Contract and this Contract constitutes a legal, valid and binding obligation enforceable in accordance with its terms;

7.1.7

there is no lawsuit, arbitration, or judicial, administrative or other proceedings or governmental investigation, pending or, to the best of its knowledge, threatened against it with respect to the subject matter of this Contract or that would affect in any way its ability to enter into or perform this Contract; and

7.1.8	it has sufficient funds and other financial assets to meet its obligation under this Contract without impairing its ability to continue in business as a going concern.

7.2	HT’s Representations and Warranties

HT hereby represents and warrants to RP that, as of the date of this Contract and during the Term:

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7.2.1

it shall use all commercially reasonable endeavours to provide sufficient resources and assistance to the JV to enable the JV to establish the plant for the production of the Finished Products before Milesone 3 Day for the relevant Finished Product and shall use all commercially reasonable endeavours to cause the Senior Staff that are to be nominated by HT and necessary technical personnel to be in position before Milestone 2 Day for the relevant Finished Product;

7.2.2	it shall use all commercially reasonable endeavours to assist the JV to obtain the Company Approvals within 60 days after the Establishment Date.

7.3	RP’s Representations and Warranties

RP hereby represents and warrants to HT that, as of the date of this Contract and during the Term:

7.3.1

RP owns (or otherwise enjoys legitimate right or license to use) all necessary and sufficient intellectual property rights in respect of Chipsets and Reference Designs and all such intellectual property rights do not infringe any third-party rights, and all the information and documents relating to such intellectual property rights when they are transferred and/or licensed by RP to JV are the same as those owned or used by RP;

7.3.2

Reference Design once delivered and accepted in accordance with the relevant Ancillary Agreement shall comply with and meet all standards and specifications (including those for performance and codes) as set forth in the Ancillary Agreements and the Chipsets will meet all such standards and specifications at all times during the applicable warranty period;

7.3.3	the Chipsets and Reference Design shall be able to achieve the Finished Products which shall meet Finished Products Specification set forth in Schedule 1 of Technology Agreement;

7.3.4

the Chipsets, Reference Design and their related technologies and intellectual property rights can be exported by RP to China and the JV (no matter in whatever form or by way of transfer or licensing) in accordance with this Contract and/or the Technology Agreement and/or Chipset Supply Agreement, without subject to any export control license; and

7.3.5

RP shall have obtained all necessary consents and approvals in respect of its investment in JV, its representations & warranties, obligations and undertakings under this Contract and the Ancillary Agreements.

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7.4	Reliance on Representations and Warranties

Each Party acknowledges that the other Party entered into this Contract in reliance upon the above representations and warranties given by such Party under this Contract.

7.5	Independence of Warranties and Representations

Each of the above warranty and representation shall be construed independently, and shall not be limited by any provision of this Contract or any other representation or warranty made to any Party.

8.	OBLIGATIONS OF THE PARTIES

8.1	Chipsets

8.1.1	Exclusive Supply

For the purpose of the JV Business, RP shall supply and sell Chipsets designed, developed and produced by it to the JV during the Term of this Contract in compliance with the following fundamental rules of this Article 8.1 as well as the Technology Agreement and Chipset Supply Agreement. Specifically, RP undertakes to HT that it shall not supply or otherwise make available the Chipsets to any third parties in the Territory if such Chipsets are to be used or incorporated in the Finished Products or will be in Competition with the JV Business, and for such purpose:

(i)

RP shall clearly specify its RP Exclusive Supply Obligations in the relevant supply or purchase agreement and shall cause any and all purchasers who purchases Chipsets from RP (or its Affiliates) to undertake that it will not directly or indirectly resell or supply such Chipsets into the Territory in violation of RP’s obligations under this Contract and the Chipset Supply Agreement; and

(ii)

RP shall immediately take all necessary actions to enforce such obligation in item (i) above against any purchaser upon its awareness of the same or notice served to it by HT or JV, provided that RP shall not be held liable only if any sales or supply of Chipsets in Territory are made through a reseller for which RP can prove that it has no control even though it has fully fulfilled its exclusive supply obligations under the Chipset Supply Agreement.

(the above items (i) and (ii) collectively “RP Exclusive Supply Obligation”).

(iii)

The RP Exclusive Supply Obligation will be released if (a) the JV fails to meet customer demand (meaning that it cannot satisfy the quantity of orders placed in accordance with the timing of delivery for that applicable order) for 2 consecutive quarters after the JV has realized commercial sales of

Execution Version

Finished Products to independent third parties; (b) the JV does not have the specific Finished Product certified to the extent necessary for sales in China by 8 months after Milestone 4 Day for the relevant Finished Product; (to avoid any doubts, such certification shall exclude any certification or regulatory requirements outside China or not required by Chinese authorities) (c) the JV does not realize commercial sales of the specific Finished Products to independent third parties by 8 months after Milestone 4 Day for such specific Finished Product, provided that all the above shall be for reasons not attributable to RP (including without limitation RP fails to fulfil its representations & warranties, obligations or covenants in relation to Chipsets, Reference Design and related technologies under this Contract or the Ancillary Agreements, or any Chipsets, Reference Design and related technologies fail to meet agreed requirements or specifications).

8.1.2	Exclusive Procurement

The Parties agree that they shall cause the JV to procure the Chipsets for the Finished Products from RP on an exclusive basis pursuant to the Chipset Supply Agreement to be entered into between the JV and RP, provided that:

(i)

RP fulfils its representations & warranties, obligations and covenants under this Contract and Ancillary Agreements (including without limitation, RP shall supply, deliver, transfer and/or license (as applicable) stable and reliable Chipsets, Reference Design and relevant technologies or intellectual property rights which shall meet all prescribed performance, codes, standards and specifications as agreed between RP and HT within agreed timeframe), provided that the foregoing shall not apply where RP remedies its breach within 30 days of a notice of such breach from the JV on condition that such failure by RP shall be no more than 2 times in one calendar year and no more than 4 times in aggregate;

(ii)

the supply price of Chipsets shall be no higher than that of the same or similar chipsets that are capable of being used within the Finished Products sold by RP to third parties, otherwise RP shall compensate the JV the price difference since the first date of shipment of the relevant chipsets by RP breaching the obligation above, without prejudice to other rights and remedies of HT and/or JV; and

(iii)	RP shall be able to meet the specific production and delivery demand under the Chipset Supply Agreement or the relevant purchases orders between RP and JV.

if the requirements in items (i) or (ii) above are not fulfilled, the JV shall be entitled to procure chipsets from any other resources without any limitation; if the requirements in item (iii) above are not fulfilled, the JV shall only be entitled to procure the deficit of supply from an alternate source rather the entirety of supply. RP hereby irrevocably agrees with such alternative purchase and undertakes to cooperate to cause its Directors to approve such purchase (where necessary).

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8.1.3

Without prejudicing the foregoing, at least once every 12 months, representatives from both HT, RP and JV shall meet to (a) review the Finished Products Specification (as defined herein), performance and prices of the Finished Products and the relevant elements affecting the performance of the Finished Products and JV Business (including those relating to Reference Designs and/or Chipsets) from both technical, commercial and market perspectives to ensure they are competitive within the marketplace in terms of both price and technologies; and (b) discuss RP’s upcoming capabilities for standards based transceivers including applicable technological advancement (for both Chipsets and any further reference designs) and corresponding market opportunity in the Territory; and (c) HT and RP’s joint target and plans for the JV, particularly whether the JV should expand the scope of Finished Products, and/or update, modify or vary the design of the Finished Products and/or whether the JV shall procure chipsets from alternative sources and shall agree on any such product roadmap as the parties think appropriate.

As a result of the above meeting, should the parties determine that (i) the Finished Product is no longer competitive from a technological perspective or (ii) the Chipsets is no longer competitive from a technological perspective, they shall agree on plans to procure that the JV shall use reasonable endeavours to agree a revision or update to the Finished Products. The Parties hereby undertake to cause the Board to approve and adopt all the plans or agreements agreed during such meeting, and as a result the JV shall have the right to procure chipsets from alternative sources, and RP shall have a right of priority on developing and delivering the revised Chipsets and/or relevant reference designs within the timeline agreed between the Parties during such meeting.

8.1.4

Breach of any undertakings by RP or HT in 8.1.3 above shall constitute a material breach of the Contract and the non-breaching Party shall be entitled to terminate the Contract in addition to any other rights of action resulting from the breach of such undertakings.

8.2	Reference Design

8.2.1

RP shall at its own risk develop and deliver the Reference Designs to the JV, license the Reference Designs Background IP and transfer Reference Designs Transferred IP (as both defined in the Technology Agreement) to the JV in accordance with agreed deliverables criteria, timing, target specifications and other conditions as agreed between RP and HT and set forth in Technology Agreement.

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8.2.2

RP shall not: (i) perform Reference Design for products that are same or in Competition with the Finished Products for any third parties in the Territory; or (ii) license or transfer or make available the Reference Design and/or the relevant intellectual property rights in relation to the Finished Products to any third parties in the Territory.

(obligations under this Article 8.2 collectively “RP Reference Design Obligations”)

8.3	Export Control and Anti-Corruption

8.3.1

RP hereby undertakes to HT that it shall comply with applicable export control, anti-corruption and anti-bribery laws in all relevant jurisdictions in relation to (i) the design, development, supply, transfer or license (as applicable) of Chipsets, Reference Design and related technologies for or to the JV; and (ii) the Finished Products and the JV Business and related technologies, as contemplated hereunder;

8.3.2

HT undertakes to RP that it shall comply with applicable export control, anti-corruption and anti-bribery laws in the Territory in relation to the Finished Products, the JV Business and related technologies as contemplated hereunder.

HT undertakes to also comply with applicable export control, anti-corruption and anti-bribery laws in relation to Chipsets, Reference Design and related technologies, the Finished Products and the JV Business in relevant jurisdictions other than Territory.

RP shall inform HT and the JV any applicable conditions, limitations or prohibitions in respect of the export control, anti-corruption and anti-bribery laws relating to Chipsets, Reference Design, Finished Products, JV Business and related technologies as of the Establishment Date;

8.3.3

The JV shall actively monitor and ensure the compliance of all applicable export control law requirements in relation to the Finished Products, anti-corruption and anti-bribery laws by the JV since the Establishment Date and for such purpose JV shall employ a suitably qualified compliance officer who shall be responsible for actively managing ongoing export control compliance (including written conditions of prohibited use in all sales contracts). The JV shall specify in the relevant sales contract the countries or regions that the Finished Products are not allowed to be exported or transferred.

8.3.4

Breach of any undertakings by RP or HT in 8.3.1, 8.3.2 and/or 8.3.3 (as applicable) above shall constitute a material breach of the Contract and the non-breaching Party shall be entitled to terminate the Contract in addition to any other rights of action resulting from the breach of such undertakings.

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8.4	Trademarks

8.4.1	Both Parties shall cooperate in good faith to promote the goodwill of the JV.

8.4.2	The Parties shall cause the JV to execute the Trademark License Agreement with HT and RP whereby the JV will be licensed to use the trademarks of HT and RP pursuant to Trademark License Agreement.

Any use of trademark(s) shall be approved by the relevant Party owning such trademark(s) according to Trademark License Agreement.

8.5	Non-Competition

8.5.1	The JV shall have the exclusive right to carry out the JV Business in the Territory, and the JV is entitled to sell the Finished Products outside the Territory.

Neither HT nor RP shall, directly or indirectly, carry out any business within the Territory (including without limitation incorporating another JV or otherwise cooperate with third parties or selling the Finished Products in the Territory) in Competition with the JV Business and accordingly in Competition with the JV, except only that RP will be entitled to supply the Chipsets to third parties in the Territory for incorporation in Finished Products only in case that the RP Exclusive Supply Obligation is released pursuant to Article 8.1.1 (iii) which shall however not affect other non-competition obligations contemplated in this Article 8.5.1. or otherwise in this Contract.

8.6	Finished Products

RP shall be responsible for formulating the specifications, criteria, standards and requirements (including those for performance and codes) for Finished Products (“Finished Products Specification”) that are desired to be achieved by the Finished Products.

The Parties shall use commercially reasonable efforts to assist the JV to test, assemble and produce the Finished Products in line with the plan and timeline set forth in the business plan and the Finished Products Specification.

9.	FURTHER COVENANTS

9.1

Each Party covenants and agrees to execute and deliver, and procure to be executed and delivered, all such documents, and do, and procure to be done, all such acts and things as required to be executed or done according to relevant laws and accounting principles, and/or as the other Parties may reasonably require, in order to better evidence or perfect or effectuate any provision of this Contract, of any Ancillary Agreements, schedule or other document executed pursuant to this Contract or any of the respective obligations intended to be created hereby and thereby.

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10.	BOARD OF DIRECTORS

10.1	Establishment

The Board shall be established on the Establishment Date.

10.2	Composition and Term

10.2.1	The Board of the JV shall consist of five (5) Directors, of which two (2) Directors shall be appointed by RP and three (3) Directors shall be appointed by HT.

10.2.2

Directors shall each be appointed for a term of three (3) years and may serve consecutive terms if re-appointed by the Party originally appointed such Director. The term of the initial Director shall commence on the date of establishment of the Board.

10.2.3

If a seat on the Board is vacated by the removal, replacement, retirement, resignation, illness, disability or death of a Director or for any other reasons, the Party which originally appointed such Director is entitled to appoint a replacement Director to serve out such Director’s remaining term.

10.3	Chairman of the Board

10.3.1	The Chairman of the Board (“Chairman”) shall be nominated by HT from one of the Directors appointed by HT.

10.3.2

The Chairman of the Board shall be the legal representative of the JV. If the Chairman is unable to perform his/her duties for any reason, he/she shall delegate another director to perform his duties. The Chairman and whoever performs the duties of the Chairman shall represent the JV externally within the scope of authorization of the Board and shall not take any action binding the JV without authorization of the Board.

10.4	Powers of the Board

10.4.1	The Board shall be the highest authority of the JV and shall decide all major issues of the JV.

10.4.2

Board resolutions on the following matters shall be adopted by the unanimous vote of all the Directors present and voting in person, by tele-conference or video-conference or by proxy, at a duly convened Board meeting:

(a)	amendments of the Articles of Association of the JV;

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(b)	extension, suspension, termination, dissolution and liquidation of the JV;

(c)	increase or decrease of the Registered Capital of the JV; or

(d)	merger or division of the JV.

10.4.3

Without prejudice to the provisions set forth under Article 10.4.2, Board resolutions on other matters shall be adopted by a simple majority vote of all the Directors present and voting in person, by tele-conference or video-conference or by proxy, at a duly convened Board meeting, except that Board resolutions on the following matters listed from (a) through (s) under this Article 10.4.3 (the “Reserved Matters”) shall be adopted only with both (i) the favourable vote of a simple majority of the Directors present and voting in person, by tele-conference or video-conference or by proxy, at a duly convened Board meeting; and (ii) the favourable vote of at least one (1) Director appointed by HT and at least one (1) Director appointed by RP:

(a)	deviation from or amendment of the business plan and material operation outside of the agreed business plan;

(b)	any change in or transfer of or creation of any Encumbrances on any Equity Interests of the JV;

(c)

the entering into of any financial borrowings, indebtedness or other securities relating thereto for a principal amount exceeding USD 250,000 in respect of any individual event or USD 500,000 in aggregate in any consecutive twelve-month period;

(d)	expenditure not budgeted in the business plan exceeding USD 250,000 individually or USD 500,000 in aggregate in any consecutive twelve-month period;

(e)

entering into any agreement between the JV and either RP or HT or their Affiliates for a principal amount exceeding USD 250,000 individually or USD 500,000 in aggregate in any consecutive twelve-month period or any agreement not on arm’s length terms;

(f)	the licensing or granting of any rights over any intellectual property rights by the JV, other than in the course of ordinary business and in the form approved by the Board;

(g)	the purchase, sale, transfer or otherwise disposal of any assets of the JV (other than in the ordinary course of business) with a value exceeding USD 500,000;

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(h)	the entering into any insolvency, bankruptcy proceedings or any other arrangements with creditors;

(i)	forming any subsidiary or acquiring any shares in any other entity;

(j)	declaring and paying any dividend or other distribution;

(k)	expanding the range of Finished Products and/or the JV Business;

(l)	instituting any material legal proceedings or settling or compromising any material dispute with a value exceeding USD 500,000; or

(m)	changing the Auditor of the JV.

10.5	Board Meetings

10.5.1

The first Board meeting shall be held within thirty (30) Days following the Establishment Date. The agenda for the first Board meeting shall include, without limitation, (i) appointment of the General Manager; and (ii) approval of the Ancillary Agreements.

10.5.2	Ordinary Board meetings shall be held at least one time each calendar year. Upon written request of at least one-third (1/3) of the Directors, the Chairman may convene interim Board meetings.

10.5.3

Board meetings shall be convened and presided over by the Chairman. If the Chairman is unable to perform his duties for any reason, he/she designate another Director to convene and preside over the meeting.

10.5.4

Board meetings may be held via telephone or other electronic audio or video means, and present by a Director or his/her proxy by such means shall constitute presence of such Director of his/her proxy at a meeting.

10.6	Quorum

10.6.1	Two-thirds of all the Directors (namely no less than four (4) Directors) present in person, by tele-conference or video-conference or by proxy, shall constitute a quorum for any Board meeting.

10.6.2

With respect to a Board meeting, if a quorum is not attained for the holding of a Board meeting, then that Board meeting shall be adjourned and shall be held ten (10) Business Days later at the same time and place or under the same form.

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10.6.3

if any Director is still absent from such reconvened meeting without having appointed a proxy to the effect that the quorum required under this Contract can not be achieved as a result of such absence, the Party appointing such Director shall be regarded as in material breach of this Contract.

10.7	Written Resolution

10.7.1

Resolutions of the Board may be adopted by written resolution, so long as a document (which expression shall include a facsimile of the document) containing such resolutions is signed, or different counterparts of such a document are signed, by all Directors.

10.8	Proxy

10.8.1	Each Party has the obligation to ensure that the Directors it appoints are present at any Board meeting in person or by telephone or videoconference or by proxy.

10.8.2	If a Director is unable to participate in person or by telephone or videoconference in a Board meeting, he/she must appoint a proxy to represent him at such meeting and to vote thereat on his behalf.

10.9	Voting Rights

Each Director present in person, by telephone or videoconference or by proxy shall have one (1) vote. No Director shall have any additional or casting vote.

10.10	Deadlock

10.10.1

If for whatever reason, including failure to reach the required quorum for the Board meeting or any Director has failed or refused to give his/her vote, the Board is unable to pass a resolution on any of the matters set out under Article 10.4.2 or the Reserved Matters set out under Article 10.4.3 (the “Deadlocked Matter”) in any two (2) consecutive duly convened Board meetings or within sixty (60) days after any one (1) Board meeting at which the Deadlocked Matter is proposed and no resolution is passed (whichever is shorter), HT has the right to notify RP in writing (“Deadlock Notice”) of the deadlock and its circumstance within ten (10) Business Days following the second Board meeting or the end of the sixty (60) day period referred to above (whichever is earlier), a deadlock (“Deadlock”) shall be deemed to have occurred.

10.10.2

Within fourteen (14) Business Days of delivery of the Deadlock Notice, the outstanding issue or issues concerning the Deadlock shall be then referred to the chairmen of the Parties for discussion and resolution.

Execution Version

10.11	Resolution of Deadlock

10.11.1

If discussions among such Chairmen fail to result in a jointly agreed decision on the discussed matter within thirty (30) Business Days since the date of service of the Deadlock Notice, the following procedures will apply:

(a)

if one (1) Party or both Parties desire to carry on the business of the JV as a going concern, one Party may offer to sell all (but no less than all) its Equity Interest to the Party desiring to carry on the business of the JV in accordance with Article 21.1;

(b)

if neither Party wishes to continue the business of the JV as a going concern, both Parties shall cause the Directors appointed by them to the Board to vote unanimously to terminate and liquidate the JV pursuant to Article 22; or

(c)	failing all of the foregoing, the matter shall be submitted for resolution in accordance with Article 26.2 of this Contract.

Specifically, RP expressly waives the rights under item (a) and the right to choose not to continue the business of the JV under item (b) hereof. RP undertakes that it shall not exercise any rights or discretion in relation to item (a) and (b) above and HT shall have sole discretion to decide the outcome of a Deadlock Notice in accordance with the options set out in (a) or (b) above.

10.11.2	Both Parties shall continue to perform their obligations under this Contract during the period of Deadlock.

11.	SUPERVISOR

11.1	Appointment of Supervisor

The JV shall have two (2) supervisors (“Supervisors”) and one (1) shall be nominated by HT and one (1) shall be nominated by RP. The term of office of a Supervisor shall be three (3) years and may serve consecutive terms.

11.2	Functions and Powers

The Supervisor shall exercise the following functions and powers:

(a)	examining the financial affairs of the JV;

(b)

supervising the acts of the Directors and Senior Staff when performing their duties for the JV; requesting for rectification of conducts of any Director or any member of Senior Staff if such conducts have harmed the interests of the JV; and proposing to dismiss any Director or any member of Senior Staff violating the laws, administrative regulations, this Contract, the Articles of Association or the resolutions of the Board;

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(c)	attending the meetings of the Board as a non-voting attendee and making inquiries or suggestions to the matters to be resolved by the Board;

(d)	proposing convention of interim Board meetings;

(e)	making proposals to the Board;

(f)	initiating any legal proceedings against any Directors or Senior Staff as provided under PRC Law; and

(g)	other functions and powers as designated by the Parties from time to time.

11.3	Expenses

The expenses necessary for the Supervisor to perform his/her duties shall be borne by the JV.

12.	MANAGEMENT OF THE JV

12.1	Management Organization

The Senior Staff of the JV shall initially include one (1) General Manager, one (1) Chief Financial Manager, one (1) Chief Technical Officer and one (1) Sales Director. The composition of Senior Staff may be adjusted by the Board from time to time. The Senior Staff shall report to and be under the leadership and direction of the Board.

12.2	Nomination and Appointment of Senior Staff

The Senior Staff shall be nominated as per following rules:

(a)	General Manager shall be nominated by HT.

(b)	Chief Financial Officer shall be nominated by HT;

(c)	Chief Technical Officer shall be nominated by RP;

(d)	Sales Director shall be nominated by HT.

The Senior Staff shall be appointed by the Board.

Execution Version

The Parties shall cause the Board to approve the appointment and/or dismissal of the Senior Staff as nominated or proposed by the relevant Party pursuant to this Contract.

12.3	Term and Responsibilities of General Manager

The General Manager shall serve a term of three (3) years. The General Manager shall be eligible for reappointment for further terms.

The General Manager shall be responsible to the Board and shall take charge of the day-to-day operation and management of the JV.

12.4	HT and RP shall have the right to nominate other managerial or technical positions (other than Senior Staff) to the JV, subject to approval by the General Manager.

13.	PERSONNEL AND LABOUR MANAGEMENT

13.1

Matters relating to the recruitment, employment, management, dismissal, resignation, wages, welfare benefits, subsidies, social insurance and other matters concerning the employees of the JV shall be handled in accordance with applicable laws and regulations of the PRC. The General Manager shall implement plans to be approved by the Board.

13.2

The General Manager shall have the authority to determine the numbers of employees, needed in JV’s operations, subject to prior approval of the Board. These employees will be hired in stages as required to meet operation requirements.

13.3

The JV shall comply with the rules and regulations of the PRC government concerning labour protection. Social insurance for the JV’s employees shall be handled in accordance with PRC Law. The employees of the JV shall be entitled to establish a trade union organization and carry out trade union activities in accordance with the PRC law.

14.	FINANCIAL, ACCOUNTING AND AUDIT SYSTEM

14.1	Accounts, Records and Financial Statements

14.1.1

The JV shall adopt the calendar year as its fiscal year, which shall begin on 1 January and end on 31 December of the same year, except that the first fiscal year of the JV shall commence on the date that the JV is granted its Business Licence and shall end on the immediately succeeding 31 December. The last fiscal year of the JV shall start on January 1 of the year of termination and end on the date of termination.

14.1.2	The JV shall adopt an accounting system consistent with applicable PRC Laws.

14.1.3	The JV shall keep true and complete accounts and other related records in accordance with PRC laws and regulations.

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14.1.4

Each Party shall be allowed at all reasonable times to inspect the books and records of the JV, provided that such inspection shall be carried out during the JV’s normal business hours and do not unreasonably interfere with the business operations of the JV. Each Party may exercise such inspection through authorised representatives at its own costs.

14.1.5	Major changes in accounting procedures and practices may be implemented only upon approval by the Board.

14.1.6

The accounts and financial statement and reports of the JV shall be true and complete and shall fairly represent the financial position of the JV, and they shall be prepared in accordance with Chinese GAAP, IFRS and relevant requirements of Chinese laws in Chinese and English.

14.2	Chief Financial Officer

14.2.1	The Chief Financial Officer shall be responsible for the financial management of the JV.

14.2.2	The Chief Financial Officer shall formulate accounting systems and financial administrative measure of the JV and submit to the Board for approval.

14.2.3	The Chief Financial Officer shall be responsible for preparing and maintaining the JV’ s financial statements, financing plans, records and accounts and the JV’s other financial affairs.

14.3	Audits and Auditors

14.3.1

Subject to approval of the Board, the JV shall engage an independent firm of certified public accountants registered in China as the external auditor of the JV (the “Auditor”) from one of the following candidates: Grant Thornton, Ernst & Young, KPMG, Deloitte or PWC. Such Auditor shall perform examination and verification of the annual financial statements, accounting statements on liquidation and other financial documents of the JV as required by the Board and/or by applicable laws. The annual audit report issued by Auditor shall be submitted to the Board.

14.3.2

Each Party may, at its own expense, appoint an accountant (who may be either an accountant registered abroad or registered in China) to make other audits of the accounts of the JV on behalf of such Party. Access to the JV’s financial records shall be given to such auditor and such auditor shall keep confidential all documents examined while conducting audits.

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14.4	Financial Reports

The JV shall furnish the Parties with a copy of the (i) monthly management report of the JV; (ii) unaudited quarterly financial statements within 30 days within the end of the relevant quarter; and (iii) audited annual financial statements of the JV prepared in accordance with China’s Enterprise Accounting Standards within four (4) months after the end of the fiscal year which the audited accounts relate, together with a reconciliation to IFRS standards, in both Chinese and English. RP is entitled to appoint one financial personnel into the JV who shall not be a Senior Staff, and such financial personnel shall meet the relevant qualification requirements and abide by internal regulations of the JV.

14.5	Bank Accounts

The JV shall, in accordance with Chinese laws, open Renminbi and foreign currency accounts with banks located in China. Subject to applicable law, the JV may also open foreign currency accounts outside China.

15.	TAXATION AND INSURANCE

15.1	Tax

15.1.1	The JV shall pay tax in accordance with the relevant laws and regulations of PRC.

15.1.2

The JV shall apply to obtain the benefits under applicable tax exemptions, reductions, privileges and preferences which are now or in the future become obtainable under PRC law or any treaties or international agreements to which PRC is or may become a party.

15.2	Insurance

The JV shall, at its own cost and expenses, take out and maintain required insurance from a reputable insurance company authorized to do business in the PRC. The types, coverage, amounts and duration of insurance coverage shall be determined by the General Manager, subject to the written approval of the Board in the PRC in compliance with PRC law.

16.	DISTRIBUTION OF PROFITS

16.1	Annual Allocation to Funds

The JV shall make payments out of its after-tax income into statutory funds in accordance with applicable PRC laws.

The amount to be allocated to statutory funds shall be determined by the Board based on the financial performance of the JV on a yearly basis, subject to applicable PRC laws and regulations.

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16.2	Profit Distribution

Subject to the provisions set out in Article 16.1, the profits to be distributed to the Parties shall be in proportion to the Parties’ respective shares in the JV’s Registered Capital.

The profit shall be distributed once every year. Unless agreed otherwise, the JV shall distribute no less than 50% of its distributable profits after having (i) fulfilled any related statutory requirements regarding distributable profits; and (ii) considered the fund needs in respect of the development of the JV.

The Parties shall procure their respective appointed Directors to cooperate with the adoption of Board resolutions with regard to profit distribution.

17.	FOREIGN EXCHANGE

17.1	The JV shall handle its foreign exchange matters in accordance with applicable PRC laws and regulations as well as the provisions of this Contract and the Articles of Association.

18.	CONFIDENTIALITY

18.1	Confidentiality

18.1.1	Each of the Parties acknowledges and agrees that the discharge of its obligations under this Contract and the Annexes hereto will involve the disclosure of Confidential Information.

18.1.2

During the Term of this Contract (including any extensions thereof) and for so long as the JV continues to exist, and for a period of three (3) years thereafter, or unless and until the information properly comes into the public domain other than by virtue of a breach of this Contract or required by law, each Party shall maintain the secrecy and confidentiality of any Confidential Information and shall use Confidential Information only for the purposes specified in this Contract and the Annexes hereto, and shall not disclose to any third party or person any Confidential Information at any time without the prior written consent of the Party disclosing such Confidential Information.

18.1.3

The Parties shall cause their directors, staff, and other employees, and those of their Affiliates, also to comply with the confidentiality obligation set forth in Article 18.1.2 above. The Party receiving Confidential Information, its Affiliates and the JV shall make Confidential Information available only to those of their personnel whose duties necessitate access to or familiarity with such Confidential Information.

Execution Version

18.1.4	Without prejudice to the above Articles 18.1.1 to 18.1.3, the obligations contained in this Article 18 shall not apply to the Confidential Information:

(a)	that is or has become publicly known, otherwise than through a breach by a Party of its confidentiality obligation; or

(b)	the disclosure of which is expressly authorized by the Party who provided or is concerned by such information;

(c)	which is required to be disclosed by any court of competent jurisdiction or any regulatory authority to the jurisdiction of which any Party is subject; or

(d)	which is independently developed by the receiving Party without prior knowledge of any Confidential Information obtained from the disclosing Party.

19.	TERM

19.1	Term

The duration of the JV shall be thirty (30) years, commencing from the Establishment Date, unless earlier terminated or further extended as provided herein.

19.2	Extension of Term

The term of the JV may be extended upon mutual consent of the Parties.

At least one (1) year prior to the expiration of the Term, the Parties shall hold consultation to discuss any extension thereof. If the Parties agree to extend the Term, the extension shall be approved by the Board in accordance with this Contract and the Articles of Association, subject to necessary record-filing with or approval by (where applicable) the Record-Filing/Approval Authority and registration with Registration Authority in compliance with the applicable PRC laws and regulations.

20.	EARLY TERMINATION

20.1	Termination

This Contract shall terminate upon occurrence of any of the following circumstances:

(a)	expiration of the Term;

(b)	at any time by mutual written agreement of the Parties;

Execution Version

(c)

this Contract shall terminate if an order is made by a court or other competent body or person instituting a process that will lead to JV being dissolved or liquidated and any such order is not vacated or dismissed within sixty (60) days; or

(d)	this Contract may be terminated by the Party who is entitled to so terminate this Contract pursuant to provisions of this Contract (including Article 20.2 below).

20.2	Termination by Notice

A Party shall have the right to terminate this Contract prior to the expiration of the Term by sending written notice (“Termination Notice”) to the other Party, if any of the following events (“Termination Events”) occurs:

(a)

by non-breaching Party (“Non-Breaching Party”), if the other Party (or the other Party’s Affiliate) (“Breaching Party”) is in material breach of any of its obligations, representations & warranties or covenants under this Contract or any Ancillary Agreements, and such breach (if capable of being cured) has not been cured by the Breaching Party within 60 days after receipt by the Breaching Party of a written notice notifying such breach (to avoid doubts, this clause shall not apply to the circumstance that RP fails to deliver the Reference Design and/or Chipsets, which shall be governed by clause Article 20.2 (c) below);

(b)	by the non-insolvent Party, in case the other Party becomes subject to any insolvency, bankruptcy or liquidation procedures;

(c)

by HT, if (i) RP fails to deliver the stable and satisfactory Chipsets to the JV for 100G AOC and l00G PSM4 products by Milestone 3 Day for 100G PSM4 of the Finished Products set forth in Schedule 5 of the Technology Agreement (“Chipsets Deadline”) and still fails to do so for an additional 8 months since the expiry of the Chipsets Deadline (to avoid doubts, if RP fails to deliver the stable and satisfactory Chipsets to the JV within the Chipsets Deadline and/or for agreed amount and still fails to do so for an additional 4 months since the expiry of the Chipsets Deadline, the Parties shall first discuss through the Board on extension or alternative solutions); or (ii) RP fails to deliver the Reference Design satisfactory to the JV by Milestone 3 Day for 100G PSM4 product of the Finished Products set forth in Schedule 5 of the Technology Agreement (“Reference Design Deadline”) and still fails to do so for an additional 8 months since the expiry of the Reference Design Deadline (to avoid doubts, if RP fails to deliver the stable and satisfactory Reference Design to the JV within the Reference Design Deadline and still fails to do so for an additional 4 months since the expiry of the Reference Design Deadline, the Parties shall first discuss through the Board on extension or alternative solutions);

Execution Version

(d)

by either Party, if (i) the JV knowingly sells Finished Products that are below the agreed quality and regulatory requirements specifications contained in the Specifications, unless such sales (a) are based on reasonable commercial considerations and (b) a report containing details of these kind of sales will be provided to the Board in the regular Board meeting after such sales; or (ii) within 6 months after the Milestone 4 Day for the 100G PSM4 product, the JV has been unable to produce at least one batch of Finished Products meeting the quality and regulatory requirement specifications of the Finished Products Specifications and with a yield rate no lower than 60%;

(e)

by either Party, if the JV, (i) has sustained permanent heavy losses exceeding thirty percent (30%) of the total Registered Capital per annum for two (2) consecutive years starting from the production of the first batch of 100G PSM4 products of Finished Products meeting the Finished Products Specification by the JV; or (ii) if for three (3) years after the Establishment Date the cumulative amount of losses has exceeded sixty percent (60%) of the total Registered Capital; or (iii) fails to achieve the objectives of the Rolling Business Plan for 3 consecutive years, provided that any of the above situations is not primarily attributable to a material breach of this Contract or any Ancillary Agreement by one of the Parties. In case that any of the above occurrences is due to reasons primarily attributable to one Party, then only the other Party shall have the right to terminate the Contract pursuant to this sub-paragraph (e); or

(f)	by either Party, if an event of Deadlock exists and the Parties fail to reach solution pursuant to Article 10.11.1 (b);

(g)

by either Party, if a Force Majeure Event continues for more than six months following serving of the Force Majeure Suspension Notice, and the Parties have failed to find a solution pursuant to Article 24.1.4;

(h)	by either Party, if the JV does not comply with its obligations in Article 8.3.3, including compliance with all applicable export control, anti-corruption and anti-bribery laws.

Execution Version

20.3	Termination Negotiation

In the event that a Party gives a Termination Notice pursuant to Article 20.2, the Parties shall within a period of thirty (30) days (“Negotiation Period”) after such Termination Notice is given conduct negotiations and endeavour to resolve the situation which resulted in the Termination Events.

Should the Party receiving the Termination Notice dispute or challenge the termination of this Contract, such Party shall have the right to submit the dispute for arbitration, in accordance with the provisions of Article 26, for determination of the issue of whether termination of this Contract is valid.

21.	BUYOUT

21.1	Buyout Option

21.1.1

In case of Deadlock or in case of termination of this Contract pursuant to Article 20.1, the Parties have not reached agreement to continue the Contract, then the Parties may discuss one Party’s purchase of all of the other Party’s Equity Interest in the JV (“Buyout Option”).

21.1.2

Subject to provisions of Article 23.2, if, the termination of this Contract is caused by a breach of this Contract or any of the Ancillary Agreements by one Party, the non-breaching Party shall have the priority right but not the obligation to choose whether to purchase from the other Party all the Equity Interests held by the other Party in the JV, at the Fair Market Value.

21.1.3

If, (i) in case of existence of Deadlock; and/or (ii) the termination of this Contract is not caused by a breach of this Contract or any of the Ancillary Agreements by one Party or either Party is entitled to terminate this Contract, the Parties shall discuss in good faith to decide who will exercise the Buyout Option. If the Parties reach an agreement on Buyout Option, the Buyout Option shall be carried out at Fair Market Value of the Equity Interests to be transferred as assessed by the Independent Expert.

21.1.4

If neither Party exercises the Buyout Option or the Parties cannot agree on a Buyout Option, both Parties shall cause the Directors appointed by them to the Board to vote unanimously to terminate and liquidate the JV pursuant to Article 22, or failing all of the foregoing, to solve the relevant matter in accordance with Article 26.2 of this Contract, without prejudice any rights of one Party may have to claim damages against the other Party under this Contract (including Article 23), the Ancillary Agreements or PRC Laws.

Execution Version

21.2	Buyout Price

21.2.1

For the purpose of deciding the Fair Market Value, within thirty (30) days from the exercise of a Buyout Option by one Party, the Parties shall, unless otherwise agreed, jointly conduct a valuation for the purpose of determining the Fair Market Value. For such valuation, Parties shall be obligated to jointly nominate an independent and competent appraiser (“Independent Expert”) from Grant Thornton, Ernst & Young, KPMG, Deloitte or PWC within thirty (30) days after the exercise of the Buyout Option, provided that a candidate shall be excluded if such candidate is acting as Auditor of the JV. Within thirty (30) days of the date of their nomination, the Independent Expert shall make their determination of the Fair Market Value in a written report setting forth detailed reasons for such determination. The Fair Market Value so determined by the Independent Expert shall binding on the Parties and the Parties shall carry out the Buyout Option pursuant to Article 21.3.

21.2.2

In no event shall the receipt of the relevant transfer price in relation to a Buyout Option by a Party prejudice any rights of such Party may have to claim damages against the other Party under this Contract (including Article 23), the Ancillary Agreements or PRC Laws.

21.3	Buyout Procedures

21.3.1

After the Parties have agreed to a Buyout Option or a Party has exercised its Buyout Option, the Parties shall enter into an agreement for transfer of interest in the Registered Capital of the JV. The Parties shall assist in securing all necessary government approvals. The Parties shall complete the Buyout Option transaction within ninety (90) days following the Parties agreement on a Buyout Option. If one Party exercises the Buyout Option, the other Party shall not take any actions that might adversely affect the exercising Party’s ability to continue the operation of the JV as a going concern.

21.3.2

The termination or any amendment to this Contract, its Annexes or the Articles of Association, and the transfer of Equity Interests as a result of exercise of Buyout Option by one Party shall be subject to necessary record-filing or approval and registration by the competent governmental authority.

21.3.3

Until such time as the sale of the Equity Interest of one Party in the JV to the other Party is completed, the JV shall, to the fullest extent possible, maintain the conduct of its business in the ordinary course of its business.

Execution Version

21.4	Survival

The following provisions of this Contract remain full force after termination:

Article 1 (definitions and interpretation);

clause 18.1 (confidentiality, which shall remain effective for 3 years after termination)

clause 22 (dissolution and liquidation);

clause 23 (liability for breach of contract);

clause 25 (governing law);

clause 26 (settlement of disputes); and

clause 27.10 (restrictions on announcements).

22.	DISSOLUTION AND LIQUIDATION

22.1	Liquidation

Upon expiry of the Term or termination of this Contract, the Parties shall agree and shall cause their respective Directors to convene a Board meeting and to adopt relevant board resolutions to terminate this Contract, formulate liquidation procedures, establish a liquidation committee and liquidate the JV in accordance with then applicable PRC laws.

22.2	Liquidation Proceedings

22.2.1	The liquidation committee (“Liquidation Committee”) shall consist of five (5) members, of which HT shall appoint three (3) members and RP shall appoint two (2) members.

22.2.2

The Liquidation Committee shall conduct a thorough examination of the JV’s assets and liabilities, compile a statement of assets and liabilities, specify the valuation basis of assets, prepare the plan for liquidation, and submit the same to the Board and the competent governmental authorities for approval. In developing and executing the liquidation plan, the liquidation committee shall use every effort to obtain the highest possible price for the JV’s assets.

22.2.3

During the period of liquidation, the Liquidation Committee shall represent the JV in dealing with the JV’s unfinished business and in any legal proceedings involving the JV. As soon as possible after its establishment, the Liquidation Committee shall, on behalf of the JV, settle any outstanding accounts receivable with the JV’s debtors.

Execution Version

22.2.4	The assets of the JV shall be liquidated in accordance with the specific liquidation procedures adopted by the Liquidation Committee.

22.2.5	Any remaining proceeds shall be distributed to the Parties in proportion to the respective percentage interest each Party holds in the JV’s registered capital.

23.	LIABILITY FOR BREACH OF CONTRACT

23.1	Breach of Contract

If a Party fails to perform any of its obligations, covenants or undertakings under this Contract, or if any representation or warranty made by a Party under this Contract is untrue or materially inaccurate, such Party shall be deemed to have breached this Contract.

23.2	Indemnity for Breach of Contract

(a)

If the JV or a Party suffers any cost, expense, liability or loss as a result of a breach of the Contract by the other Party (the “Defaulting Party”), the Defaulting Party shall indemnify and hold the non-Defaulting Party and/or the JV harmless in relation to any such cost, expense, liability or loss. This remedy is not intended to be exclusive and shall be in addition to any other remedy now or then existing under any applicable law or otherwise.

(b)

The Parties hereby agree and acknowledge that, the non-Defaulting Party shall have the right and option to choose how it will be compensated and satisfied for the losses suffered by it due to the Defaulting Party’s breach, including without limitation, any or any combination of: (i) request for immediate cash compensation payment; (ii) transfer of shares pursuant to Article 21 (including without limitation the non-breaching Party shall be entitled to request that the amount of relevant losses suffered by it due to breach by the other Party be fairly reflected in the transfer price for the Buyout Option; (iii) deduction of or offsetting any payment payable to the Defaulting Party.

23.3	Limitation of Liabilities

23.3.1

Notwithstanding the provisions of Article 23.1 and 23.2 above, one Party or its respective directors, officers, employees and agents shall not be liable to the other Party and/or the JV in connection with this Contract for indirect, incidental, punitive or consequential damages.

Execution Version

23.3.2	Nothing in this Contract shall be construed as excluding or limiting the liability of any person for any liability which cannot be limited or excluded by law.

23.3.3	Subject to Article 23.3.1 and 23.3.2 above, each party’s overall liability under this Contract shall be limited to USD 8 million.

23.3.4

Neither Party shall make any claim against the other Party for or relating to the breach of any warranties, representations or obligations under this Contract (the “Repeat Claim”) if a claim has been made by the Party (“Claiming Party”) or the Claiming Party’s Affiliate under the Technology Agreement for or relating to the breach of the same or substantially similar warranties, representations or obligations.

23.4	Continued Implementation of Contract

During the period of breach, the Parties shall m all other respects continue their implementation of this Contract.

24.	FORCE MAJEURE

24.1	Performance of Obligations

24.1.1

If any Party is prevented from performing any of its obligations due to a Force Majeure Event, the time for performance of the obligations under this Contract that were prevented from performance by such Force Majeure Event shall be extended by a period equal to the period of delay caused by such Force Majeure Event, subject to Article 20.2 hereof. All other obligations under this Contract and the time for performance thereof shall remain unaffected.

24.1.2

Whenever a Force Majeure Event occurs, the Party whose performance of the obligations is affected by that Force Majeure Event (the “Affected Party”) must serve to the other Party, as soon as reasonably possible but not later than 7 (seven) days after such occurrence, a written notice containing full particulars of the Force Majeure Event, including its nature and likely duration, the obligation affected by it and the nature and extent of its effect on those obligations (the “Force Majeure Suspension Notice”).

24.1.3

The obligations of the Affected Party are suspended, to the extent that they are affected by the Force Majeure Event, from the date the Affected Party gives a Force Majeure Suspension Notice in respect of that Force Majeure Event until the cessation of the Force Majeure Event. A Party claiming inability to perform due to a Force Majeure Event shall take appropriate means to minimize or remove the effects of the Force Majeure Event and, within the shortest possible time, attempt to resume performance of the obligation(s) affected by the Force Majeure Event.

Execution Version

24.1.4

If a Force Majeure Event continues for more than six months following serving of the Force Majeure Suspension Notice, and the Parties have failed to find a solution whether continue to perform this Contract, either Party is entitled to terminate this Contract in accordance with Article 20 hereof.

24.2	Continued Implementation of Contract

During the period of a Force Majeure Event, the Parties shall in all other respects continue their implementation of this Contract.

25.	GOVERNING LAW

25.1	Governing Law

The validity, interpretation and implementation of this Contract and the rights and obligations of the Parties created hereunder shall be governed by and subject to the laws of PRC, excluding, for the sole purpose of this Contract, the laws of the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan Province of China.

26.	SETTLEMENT OF DISPUTES

26.1	Consultations

26.1.1

In the event a dispute arises in connection with the interpretation or implementation of this Contract among the Parties, the Parties shall attempt in the first instance to resolve such dispute through friendly consultations.

26.2	Arbitration

26.2.1

If any Party serves formal written notice on the other Party that a material dispute has arisen and the Parties are unable to amicably resolve the dispute within a period of thirty (30) days from the service of such notice, then the dispute shall be referred to China International Economic and Trade Arbitration Commission (“CIETAC”) for binding arbitration in Shanghai, China pursuant to the then effective arbitration rules of CIETAC.

26.2.2

The arbitration tribunal shall consist of three (3) arbitrators. Each Party shall select one (1) arbitrator of any nationality. The arbitrators appointed by the Parties shall then jointly appoint a presiding arbitrator, who shall not be of Chinese or UK nationality. Should the arbitrators appointed by the Parties fail to appoint a presiding arbitrator as aforesaid within one (1) month of their own appointment, CIETAC shall select the presiding arbitrator who shall not be of Chinese or UK nationality.

Execution Version

26.2.3	The arbitration proceedings shall be conducted in English.

26.2.4

The arbitration award shall be final, conclusive and binding on the Parties to the arbitration. Any Party to the dispute may apply to a court of competent jurisdiction for enforcement of such award. The Parties to the arbitration shall each pay an equal share of the costs and expenses of such arbitration, and each Party shall separately pay for its respective counsel fees and expenses, provided, however, that the prevailing Party in any such arbitration shall be entitled to recover from the non-prevailing Party its reasonable costs and attorney fees. Each Party hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non-convenience, which it may now or hereafter have to the bringing of any action, lawsuit, claim or proceeding arising under this Contract.

26.3	Continued Performance

During the period when a dispute is being resolved, the Parties shall in all other respects continue their performance of this Contract.

27.	MISCELLANEOUS

27.1	Costs

Each Party shall bear its own costs in relation to the negotiation, preparation and execution of this Contract.

27.2	Notices

Any notice or communication herein required or permitted to be given to any Party hereto shall be personally served or sent by facsimile or by traceable courier or by email to the proper address in English and Chinese as set out below, and shall be deemed to have been given as follows: if personally served, when served; if by facsimile, on the first Business Day following the day of transmission thereof on a facsimile machine to the proper address and facsimile number with confirmed answerback; if by traceable courier, on the date of receipt; if by email, the date on which the email is sent with confirmed email delivery message. For the purposes of this Article 27.2, the addresses of the Parties (until notice of a change thereof is given as provided above) shall be:

To HT

Address:     88 Hengtong Road, Wujiang District, Suzhou, Jiangsu

                   Province, China.

Telephone: +86 138 6130 1553

Email: yangym@htgd.com.cn

Attn: Yang Yuming

Execution Version

To RP:

Address:    Cooley (UK) LLP, 10th floor, Dashwood,

                  69 Old Broad Street, London, EC2M 1QS

Telephone: +44 07792212157

Email:    ciaran.rooney@rockleyphotonics.com with a copy to

              Andrew.rickman@rockleyphotonics.com (email to be headed “For the urgent attention of the General Counsel”)

Attn: Ciaran Rooney

27.3	Successors Bound

This Contract shall be binding on and shall inure for the benefit of the successors and permitted assigns (as the case may be) of each of the Parties hereto and none of the rights or obligations of the Parties shall be in any way affected, diminished or prejudiced by the winding up, re-organization or change in name or constitution of any of the Parties hereto.

27.4	No Assignment

None of the Parties hereto may assign its rights in whole or in part hereunder without the prior written consent of the other Party hereto.

27.5	Continuing Agreement

All provisions of this Contract shall so far as they are capable of being performed and observed continue in full force and effect except in respect of those matters then already performed.

27.6	Entire Agreement

This Contract (together with its Annexes) constitutes the entire agreement between the Parties hereto with respect to the matters dealt with herein and supersedes any previous agreement or understanding, including any provision of the Memorandum of Understanding dated July 2017 and the relevant term sheets which are made and discussed prior to the signing of this Contract, between the Parties hereto in relation to such matters. Each of the Parties hereto hereby acknowledges that in entering into this Contract it has not relied on any representation or warranty save as those expressly set out herein.

27.7	Amendment

Amendments to this Contract and the other contracts contemplated herein may be made only by a written agreement in English and Chinese signed by duly authorized representatives of each of the Parties and shall be subject to necessary record-filing with or approval by and registration with the Record-Filing/Approval Authority and Registration Authority respectively.

Execution Version

27.8	Waiver

Unless otherwise provided for, failure or delay on the part of any Party to exercise any right or privilege under this Contract shall not operate as a waiver of such right or privilege nor shall any partial exercise of any right or privilege preclude any further exercise thereof. Any waiver by a Party of a breach of any term or provision of this Contract by the other Party shall not be construed as a waiver by such Party of any subsequent breach, its rights under such term or provision, or any of its other rights hereunder.

27.9	Severability

If any provision of this Contract should be or become fully or partially invalid, illegal or unenforceable in any respect for any reason whatsoever, the validity, legality and enforceability of the remaining provisions of this Contract shall not in any way be affected or impaired thereby.

27.10	Restrictions on Announcements

No public announcement or communications of any kind shall be made in respect of the subject matter of this Contract unless specifically agreed between the Parties hereto or unless an announcement is required pursuant to the relevant laws or the requirements of any stock or securities exchange or any regulatory or government authority, specifically in respect of this Contract.

27.11	Language

This Contract is written in Chinese and in English. If there is any inconsistency between the two language versions, the Chinese version shall prevail.

27.12	Effective Date

This Contract shall come into effect on the date on which it is signed by the authorized representative of each Party.

27.13	Copies

This Contract is signed in five (5) original copies in both Chinese and English. Each of the Parties shall keep one original copy, the JV shall keep one original copy, and the other original copies shall be retained by the JV for submission to other relevant PRC government authorities.

28.	ANNEXES

The annexes and appendixes attached hereto and those referred to in this Contract shall constitute an integral part of this Contract and is equally binding with this Contract. The appendixes are as follows:

Execution Version

Appendix I: Technology Transfer and IP Licensing Agreement

Appendix II: Key Terms of Chipset Supply Agreement

Appendix III: Trademark License Agreement

Execution Version

IN WITNESS WHEREOF, each of the Parties hereto has caused this Contract to be executed by its duly authorized representative on the date first set forth above.

Hengtong Optic-Electric Co., Ltd.	Rockley Photonics Limited Rockley Photonics Limited

Signature:	Signature:	/s/ Andrew Rickman
Name:	Name:	Andrew Rickman
Title:	Title:

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APPENDIX I: TECHNOLOGY TRANSFER AND IP LICENSE AGREEMENT

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TECHNOLOGY TRANSFER AND INTELLECTUAL PROPERTY LICENCE AGREEMENT

between

ROCKLEY PHOTONICS LIMITED

and

JIANGSU HENGTONG ROCKLEY TECHNOLOGY CO., LTD.

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i

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THIS AGREEMENT is made at 19th December 2017

BETWEEN:

(1)

ROCKLEY PHOTONICS LIMITED, a company registered in England and Wales under number 08683015 with registered office at Cooley (UK) LLP, 10th floor, Dashwood, 69 Old Broad Street, London, EC2M 1QS (“Licensor”); and

(2)

Jiangsu Hengtong Rockley Technology Co., Ltd., a sino-foreign equity joint venture incorporated in the People’s Republic of China (“PRC”) whose registered office is at 88 Hengtong Road, Wujiang District, Suzhou, Jiangsu Province, China (“Licensee”).

WHEREAS:

(A)	Licensor is a technology company that has developed certain Intellectual Property relating to Chipsets (as defined herein), which it owns, controls or has rights to license.

(B)

Licensee is a sino-foreign equity joint venture jointly established between Licensor and HT (as defined herein) pursuant to the JV Contract (as defined herein) with the main company purpose of carrying out Licensee Business (as defined herein) based on (i) Chipsets to be developed and supplied by Licensor to Licensee; and (ii) Reference Designs (as defined herein) to be developed and delivered by Licensor to Licensee pursuant to this Agreement.

(C)

Licensor and Licensee have agreed on the development, delivery and supply of the Reference Designs as well as the transfer, licensing and ownership allocation of relevant technologies and Intellectual Property (as defined herein) in relation to the Chipsets and Reference Designs between them pursuant to the terms and conditions of this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.	INTERPRETATION

1.1	In this Agreement except where the context requires otherwise, the following words and expressions shall have the following meanings:

“Affiliate” means any entity Controlling, Controlled by or under common Control with either Licensor or Licensee, as the context requires.

“Agreement” means this agreement and each of the Schedules as amended from time to time in accordance with Clause 16.

“Business Day” means a day other than a Saturday, Sunday or any public holiday in PRC and England.

“Chipsets” means the digital, mixed signal, and/or silicon photonics semiconductors supporting 25G NRZ electrical interfaces and 25G NRZ optical modulation chipsets, owned and manufactured by Licensor and to be supplied by Licensor to Licensee pursuant to the JV Contract and the Supply Agreement, for use in and manufacturing of the Finished Products, as further described in Schedule 3.

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“Confidential Information” means any information, in tangible or non-tangible form (including oral disclosure) including Know How, research, collaboration work plans and development plans, information relating to the customers, suppliers, business partners, clients, finances, business plans and products (in each case actual or prospective) of a Party, the terms of this Agreement, and any other technical or business information (whether or not marked as confidential), which is obtained by either Party from the other (or its Representatives) pursuant to this Agreement.

“Consideration” means the consideration for: (i) the development and delivery of the Reference Designs pursuant to Clause 2.1 and all Improvements to be carried out by Licensor pursuant to Clause 3.2.1; (ii) the transfer of Reference Designs Transferred IP pursuant to Clauses 3.1 and 6.5; (iii) the licensing of the Chipsets and Reference Designs Background IP pursuant to Clause 3.2; and (iv) the Technical Support and Training pursuant to Clause 3.9.

“Control” means the possession (directly or indirectly) of fifty percent (50%) or more of the voting stock or other equity interest of a subject entity with the power to vote, or the power in fact to control the management decisions of such entity through the ownership of securities or by contract or otherwise and “Controlling” and “Controlled by” shall be construed accordingly.

“Disclosed Collateral” means the collateral including mortgages, fixed and floating charge, lien and other collateral over all the properties, rights, assets (including the assets of the US subsidiary of Licensor) including intellectual property of Licensor granted in favour of Silicon Valley Bank and Kreos Capital V (UK), pursuant to the Loan Agreement dated 27 January 2017, the First Loan Agreement Amendment and Restatement Agreement dated 26 May 2017 and relevant Debentures, Security Agreements, IP Security Agreements and other security agreements.

“Effective Date” means the date on which this Agreement is made.

“Electronic Communication” means a communication by means of electronic mail.

“Finished Products” means each of the 100G AOC, 100G PSM4 Transceiver, and 100G CWDM4 Transceiver having 25G NRZ electrical interfaces for system connectivity and 25G NRZ modulation for the optical interfaces, as respectively described in Schedule 1.

“Finished Products Objective” with respect to each specific product of the Finished Products, means that the initial batch of such specific product of the Finished Products has been tested, assembled, packaged and produced by Licensee on Licensee production line at the site of Licensee, and such initial batch of specific product of the Finished Products fully conforms with the Specifications. To avoid any doubts, the Finished Products Objective for each specific product shall be achieved no earlier than the date on which the corresponding Milestone 3 for such specific Finished Product has been achieved, as specified in Schedule 1.

2

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“Force Majeure” means in relation to either Party any event or circumstance which is beyond the reasonable control of that Party, which event or circumstance that Party could not reasonably be expected to have taken into account at the Effective Date and which results in or causes the failure of that Party to perform any or all of its obligations under this Agreement including act of God, lightning, fire, storm, flood, earthquake, strike, lockout or other industrial disturbance, war, terrorist act, blockade, revolution, riot, insurrection, civil commotion, public demonstration, sabotage, act of vandalism, explosion, provided that lack of funds shall not be interpreted as a cause beyond the reasonable control of that Party.

“HT” means Hengton Optic-Electric Co., Ltd., a Chinese company limited by shares, with its registered office at 88 Hengtong Road, Wujiang District, Suzhou, Jiangsu Province, China.

“Improvements” means any improvements, development, enhancements, modifications, or derivative works.

“Indemnified Party” means Licensee Indemnified Parties or Licensor Indemnified Parties, as the context requires.

“Indemnifying Party” means the Party giving the indemnity.

“Intellectual Property” means any and all tangible and intangible:

(A) copyrights and other rights associated with works of authorship throughout the world, including copyrights, neighbouring rights, moral rights, and mask works, and all derivative works thereof;

(B) trade mark and trade name rights, domain names and similar rights;

(C) trade secret rights and Know-How;

(D) rights in databases;

(E) rights to inventions;

(F) Patents, designs, algorithms, utility models, semiconductor design rights, and other industrial property rights, and all improvements thereto;

(G) rights to software;

(H) all other intellectual and industrial property rights (of every kind and nature in any part of the world and however designated) whether registered or unregistered, and whether arising by operation of law, contract, licence, or otherwise which subsist now or will subsist in the future; and

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(I) all registrations, applications, renewals, extensions, continuations, divisions, or reissues thereof now or hereafter in force (including any rights in any of the foregoing) in connection with the foregoing.

“JV Contract” means the Sino-Foreign Equity Joint Venture Contract entered into between HT and Licensor in respect of the establishment of the Licensee dated 19th December 2017.

“Territory” means the territory of Greater China including (i) Mainland China; (ii) Hong Kong SAR; (iii) Macau SAR; and (iv) Taiwan.

“Know How” means any unpatented technical and other information which is not in the public domain including ideas, concepts, inventions (whether or not patentable), discoveries, data, formulae, algorithms, specifications, information relating to the Chipsets or Reference Designs, procedures for experiments and tests, results of experimentation and testing and any other results of research and development. Information in a compilation or a compilation of information may be Know How notwithstanding that some or all of its individual elements are in the public domain.

“Licensee Business” means the business of developing, assembling, manufacturing, testing and selling the Finished Products as well as provision of associated services by the Licensee.

“Licensee Indemnified Parties” means Licensee and its directors, officers, employees and agents.

“Licensor Indemnified Parties” means Licensor and its directors, officers, employees and agents.

“Licensor Non-competition Obligations” means any and all the non-competition obligations of Licensor under the JV Contract including without limitation: (i) carrying out or engaging in the Licensee Business or any arrangement (for the purpose of Licensee Business) directly or indirectly in the Territory; (ii) supply or otherwise make available the Chipsets to any third parties in the Territory in violation of Article 8.1.1 of JV Contract; (ii) perform Reference Designs for any third parties in the Territory in relation to the Finished Products, or license or transfer or make available the Reference Designs and/or the relevant Intellectual Property in relation to the Finished Products to any third parties in the Territory in violation of Article 8.2.2 of the JV Contract or; (iii) activities in violation of Article 8.5.1 of the JV Contract.

“Losses” means all losses, liabilities, damages, costs, claims, charges, demands, actions, proceedings and expenses (including legal and professional fees and disbursements and costs of investigation, litigation, settlement, judgment, interest and penalties).

“Reference Designs” means the reference design package (including Reference Designs Documentation) for testing, packaging, commercialising, manufacturing and selling each and all of the Finished Products, which are developed, created and reduced to practice by Licensor and to be delivered to Licensee pursuant to this Agreement, including any Improvements thereto to be performed by Licensor in relation to or otherwise necessary to achieve the Finished Products Objective pursuant to this Agreement.

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“Reference Designs Background IP” means the Intellectual Property owned or used or developed by Licensor (excluding any Intellectual Property in the Chipsets), that are necessary or required for the development, improvement and completion of the Reference Designs and the delivery of the same to the Licensee by Licensor, including those specified in the list attached hereto as Schedule 4 and those Intellectual Property pertaining to Reference Designs and/or Reference Designs Documentation that are not included in the Reference Designs Transferred IP, insofar as such Intellectual Property is necessary for Licensee to achieve the Finished Products.

“Reference Designs Documentation” means all the data, drawings, specifications, performance specifications documentation, design schematics, printed circuit board layout files, assembly instructions, and written sequences for manufacturing and test, prototypes, models, layouts, diagrams, manuals, documents and information for the Reference Designs including without limitation deliverables set forth in Schedule 5. For the avoidance of doubt, “printed circuit board layout files” refer to the schematic relating to the set-up of the Finished Products, but do not include the composition of the Chipsets themselves

“Reference Designs Licensee Foreground IP” means all Intellectual Property in any Improvement to the Reference Designs Background IP, Reference Designs Transferred IP, Reference Designs or to the Finished Products by Licensee.

“Reference Designs Transferred IP” means all copyrights, copyright registrations and applications therefor in respect of the Reference Designs Documentation.

“Parties” means Licensor and Licensee and “Party” shall mean any of them.

“Patents” means any patents, utility models, patent applications, and all foreign counterparts of them and includes all divisionals, renewals, continuations, continuations-in-part, extensions, reissues, substitutions, confirmations, registrations, revalidations and additions of or to them, as well as any supplementary protection certificate, or any like form of protection.

“Specifications” means the specifications, criteria, standards and requirements (including those for performance and codes) for Reference Designs and for Finished Products as set out in Schedule 1, which shall be prepared by Licensor and agreed between Licensor and HT.

“Supply Agreement” means the agreement between the Parties, to be entered into at a later date pursuant to the JV Contract, under which Licensor supplies the Chipsets to Licensee in a defined territory, for use within the Finished Products, subject to any further terms and conditions agreed by the Parties.

“Technical Support” has the meaning given to it in Clause 3.8.1.

“Term” means the term of this Agreement determined in accordance with Clause 11.1.

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“Third Party” means a person other than a Party.

“Training” has the meaning given to it in Clause 3.8.2.

“Year” means a calendar year.

1.2	In this Agreement:

1.2.1	Clause headings and the table of contents shall not affect the interpretation of this Agreement;

1.2.2	the singular includes the plural and vice versa, unless the context otherwise requires;

1.2.3	references to Clauses and/or Schedules are to Clauses of, and Schedules to, this Agreement;

1.2.4

references to something being “in writing” or “written” shall include a reference to that thing being produced by any legible and non-transitory substitute for writing (including an Electronic Communication);

1.2.5

a reference to a statute of statutory provision is a reference to it as it is in force for the time being, taking account of any amendment, extension, or re-enactment and includes any subordinate legislation for the time being in force made under it;

1.2.6

references to this Agreement or any specified Clause or Schedule in this Agreement are to this Agreement or the specified Clause or Schedule as in force for the time being and as amended, varied, novated or supplemented from time to time in accordance with the terms of this Agreement;

1.2.7

any words following the terms “including”, “include” or any similar expression shall be construed as illustrative and shall not limit the sense of the description, definition, phrase or terms that comes before the relevant term;

1.2.8

any English legal term for any legal document, action, remedy, judicial proceeding, court, official, status, doctrine or any other legal concept shall, in relation to any jurisdiction other than England and Wales, be deemed to include the term which most nearly approximates in that jurisdiction to the English legal term; and

1.2.9

unless the contrary intention appears, words denoting persons shall include any individual, partnership, company, corporation, joint venture, trust association, organisation or other entity, in each case whether or not having separate legal personality.

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2.	DEVELOPMENT OF REFERENCE DESIGNS

2.1

Licensor shall develop, provide and deliver the Reference Designs and Reference Designs Documentation to Licensee in accordance with the Specifications and timeline set forth in Schedule 1 and Schedule 5 respectively. The Reference Designs and the Reference Designs Documentation shall contain all the deliverables and items set forth in Schedule 5 and be delivered accordingly thereunder.

2.2

Licensee may request a change to the Specifications by providing Licensor with a description of the proposed engineering change sufficient to permit Licensor to evaluate its feasibility and cost. Licensor will proceed with engineering changes when the Parties have agreed upon the changes to the Specifications, delivery schedule and pricing and Licensee has issued a purchase order for the implementation costs.

3.	TRANSFER AND LICENCE

3.1

As between the Parties, all right title and interest in and to the Reference Designs Transferred IP shall vest in Licensee upon their creation absolutely. Licensor hereby assigns (by way of present assignment of present and future rights) and undertakes to take all actions necessary to assign and transfer to Licensee all rights, including all rights in Intellectual Property, in and to the Reference Designs Transferred IP.

3.2	Subject to the provisions of this Agreement and payment of the Consideration set forth in this Agreement, Licensor hereby grants to Licensee:

3.2.1

Subject to fulfilment of the Licensor Non-competition Obligations by Licensor , a worldwide, non-exclusive, perpetual (subject to Clauses 11 and 12) and irrevocable (subject to Clauses 11 and 12) licence, to use the Reference Designs Background IP to test, package, manufacture, commercialise, promote and sell the Finished Products and make any Improvements to the Reference Designs Background IP; and

3.2.2

a worldwide, non-exclusive, perpetual (subject to Clauses 11 and 12) and irrevocable (subject to Clauses 11 and 12) licence to use the Chipsets purchased from Licensor by Licensee pursuant to the Supply Agreement, only within the Finished Products and to the extent necessary to test, package, manufacture and sell the Finished Products, including the right of Licensee to sublicense to its Affiliates or subcontractors only to the extent necessary to test, produce or sell the Finished Products and to sublicense to end-users of Licensee or its customers to permit such end-users to use the Finished Products.

3.3	No licence to use any Intellectual Property is granted to Licensee or is implied except for the rights expressly granted in this Agreement.

3.4	Licensee shall not, nor shall it instruct or permit, procure, enable or request any Third Party to, take any action designed or intended to:

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3.4.1	use the Reference Designs or Chipsets (or any part thereof) in any manner or for any purpose that is inconsistent with this Agreement, the JV Contract and/or the Supply Agreement;

3.4.2

manufacture, modify, copy, rent, lease, sub-licence (except for the right of sub-licence permitted under Article 3.2), load, merge, adapt or translate the whole or any part of the Chipsets (or any part thereof);

3.4.3

contest, challenge or otherwise make any claim or take any action adverse to Licensor’s ownership of, or interest in, the Reference Designs Background IP or Intellectual Property in Chipsets or any part thereof;

3.4.4

re-use, disseminate, copy, or otherwise use the Reference Designs, Reference Designs Background IP or Chipsets (or any part thereof) in a way that infringes, misappropriates, or violates any rights in Intellectual Property or other right of Licensor or any Third Party; or

3.4.5

remove, alter, obscure Licensor’s trade mark, copyright notice or any other proprietary notice from the Reference Designs (except for Reference Designs Transferred IP) or Chipsets (or any part thereof).

3.5

Licensee shall notify to Licensor any Improvements it makes to the Chipsets or their associated firmware in breach of Clause 3.4.2. Licensee shall and hereby does assign to Licensor at no cost for Licensor all Intellectual Property Rights in Improvements made in breach of Clause 3.4.2.

3.6

Licensee shall notify Licensor of any Reference Designs Licensee Foreground IP as soon as reasonably practicable. Licensee hereby grants to Licensor a worldwide, non-exclusive, irrevocable, royalty-free, sublicensable (sublicense outside the Territory only) and perpetual licence to use the Reference Designs Licensee Foreground IP for any purpose, subject to the Licensor Non-competition Obligations under JV Contract and Clauses 11 and 12 of this Agreement on Termination and the Effects of Termination respectively.

3.7

Licensee agrees that it shall not, on behalf of itself or any Third Party, bring any claim against Licensor or any member of its group, alleging that the licence granted in Clause 3.6 of this Agreement is unenforceable.

3.8	For each specific product of the Finished Products, Licensor shall provide Licensee with:

3.8.1

all necessary technical support services to be provided by the appropriately qualified and experienced members of Licensor’s staff during the Term until the Finished Products Objective for such specific product of the Finished Products has been achieved, to the extent these services: (i) are provided during normal business hours on Business Days (ii) do not exceed twenty (20) hours in any given week, and (iii) are provided during the period of six (6) months starting on the date on which Licensee delivers a formal written notice to Licensor requesting such technical support (the “Technical Support”) and

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3.8.2

all necessary training services to be provided by the appropriately qualified and experienced members of Licensor’s staff during the Term until the Finished Products Objective for such specific product of the Finished Products has been achieved to the extent these services: (i) are provided during normal business hours on Business Days at the site of Licensee, and (ii) do not exceed 32 hours in total from the date on which Licensee delivers a formal written notice to Licensor requesting such training services (“Training”).

3.8.3	Technical Support and Training shall be provided to ensure that the Finished Products Objective for each specific product of the Finished Products are achieved.

3.9

Licensee may procure services from Licensor: (i) in excess of the Support Services provided pursuant to Clause 3.8.1 and/or the Training provided pursuant to Clause 3.8.2, and (ii) after the Finished Products Objective has been achieved, on a ‘time and materials basis’ at Licensor’s then-current rates.

4.	CONSIDERATION

The Consideration shall be USD 4.7 million, to be paid in instalments according to the relevant milestones set out in Schedule 2.

5.	PAYMENT

5.1	All payments due to Licensor under this Agreement shall be made in US Dollars (USD) in cleared funds to the bank account notified by the Licensor to the Licensee.

5.2	Licensee shall pay to Licensor any amount payable under Clause 4 within thirty (30) days of the event which triggers the payment occurring on receipt of an appropriate VAT invoice.

5.3

All payments to Licensor under this Agreement are exclusive of any tax (including value added tax and withholding tax), duty or assessment, howsoever arising, and shall be made without withholding or deduction of any kind, it being understood that Licensee shall pay to Licensor the full amount stated in this Agreement, grossed-up where necessary to compensate for any payments that Licensee might be required to make to any tax authority so as to ensure that Licensor receives the same total amount that it would have received if no such withholding or deduction had been required.

5.4

Where Licensor does not receive payment of any undisputed sums properly due and payable to it under this Agreement within the relevant period, interest shall accrue on the sum due and owing at the rate equivalent to an annual rate of three percent (3%) over the then current base rate of LIBOR, calculated on a daily basis, without prejudice to payee’s right to receive payment within the relevant period.

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6.	INTELLECTUAL PROPERTY OWNERSHIP

6.1

As between the Parties, Licensor retains sole ownership of all right, title and interest in and to the Intellectual Property in Chipsets (and any Improvements thereof) and Reference Designs Background IP.

6.2

Licensee will not acquire any right, title or interest in or to the Intellectual Property in Chipsets (and any Improvements thereof) or Reference Designs Background IP, except as expressly provided in this Agreement, the JV Contract and/or the Supply Agreement.

6.3	Licensor reserves all rights in and to the Chipsets (and any Improvements thereof) and Reference Designs Background IP not expressly granted in this Agreement.

6.4	As between the Parties, all right title and interest in and to the Reference Designs Licensee Foreground IP shall vest in Licensee upon their creation absolutely.

6.5

Licensor hereby assigns to Licensee and Licensee retains sole ownership of all rights, including all rights in Intellectual Property, in and to the Reference Designs Transferred IP. Licensee hereby grants to Licensor a worldwide, non-exclusive, irrevocable, royalty-free, sublicensable (sublicense outside the Territory only) and perpetual licence to use the Reference Designs Transferred IP for any purpose, subject to the Licensor Non-competition Obligations under JV Contract and Clauses 11 and 12 of this Agreement on Termination and the Effects of Termination respectively.

6.6	Licensor shall not obtain any right, title or interest in or to the Reference Designs Licensee Foreground IP or Reference Designs Transferred IP, except as expressly provided in this Agreement.

6.7	Licensee reserves all rights in and to the Reference Designs Licensee Foreground IP and Reference Designs Transferred IP not expressly granted in this Agreement.

6.8

Licensee hereby assigns to Licensor all rights, including all rights in Intellectual Property, in and to any and all suggestions, Improvements, requests, recommendations, corrections or other feedback provided by Licensee to Licensor relating to the Chipsets, including, without limitation, any Know-How.

7.	WARRANTY & REFERENCE DESIGNS ACCEPTANCE

7.1	Each Party warrants to the other Party that:

7.1.1	it has legal power, authority and right to enter into this Agreement and to perform its respective obligations in this Agreement; and

7.1.2

neither the execution of this Agreement, nor the performance of its obligations hereunder, will conflict with, or result in a breach of, or constitute a default under, any provision of its articles of association, by-laws, or any law, rule, regulation, order, judgment or decree, authorisation or approval of any government authority, or of any contract, agreement, instrument, commitment, undertakings or arrangement, to which it is a party or it is subject to; and

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7.1.3

it has obtained all requisite consents, approvals and authorizations of relevant governmental, quasi-governmental and other regulatory authorities necessary for the valid execution and performance of this Agreement.

7.1.4	this Agreement has been duly executed and delivered on behalf of such Party and constitutes a legal, valid and binding execution and is enforceable against it in accordance with its terms.

7.2

The Reference Designs delivered by Licensor will be inspected and tested by Licensee (with all necessary assistance by Licensor) within reasonable time (which shall not exceed 3 months) of receipt of the Reference Designs by Licensee. If the Reference Designs do not comply with the Specifications and/or is unable to achieve the Finished Products Objective, Licensee has the right to reject such Reference Designs and shall provide Licensor with the relevant reasons and evidence of non-compliance. Licensor shall amend, replace or improve Rejected Reference Designs and redeliver the same to Licensee with Licensor bearing all of the risk, costs and expenses until the Finished Products Objective has been achieved.

7.3	Warranties of Licensor

7.3.1	Licensor warrants to Licensee that:

(a)	it owns, or has the right to use, license and/or sublicense, the Reference Designs Background IP contained in Schedule 4;

(b)

the Reference Designs Background IP and the Reference Designs Transferred IP constitute all necessary and sufficient Intellectual Property for the Reference Designs and they are accurate and effective when they are licensed or transferred to the Licensee;

(c)

the Chipsets, the Reference Designs, the Reference Designs Documentation, the Reference Designs Background IP and the Reference Designs Transferred IP do not infringe any third-party Intellectual Property or rights in Territory and United States of America;

(d)

There are no encumbrances on the Chipsets, the Reference Designs, the Reference Designs Documentation, the Reference Designs Background IP and the Reference Designs Transferred IP other than the Disclosed Collateral;

(e)

The Reference Designs, the Reference Designs Documentation and the Reference Designs Transferred IP are fit for the purpose of developing and manufacturing the Finished Products and to achieve the Finished Products Objective on the basis of the Chipsets to be supplied;

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(f)

The Chipsets, the Reference Designs, the Reference Designs Documentation and the Reference Designs Transferred IP can be exported outside the UK to Licensee in accordance with this Agreement without subject to any license (including export control licence), consent, permit or authority. For the avoidance of doubt, should this warranty be breached, the Licensor shall not be liable where it procures such necessary licence, consent, permit or authority within a reasonable time to the extent that the business of Licensee shall not be adversely affected; and

(g)

Licensor has obtained all consents reasonably satisfactory to Licensee regarding Licensor’s supply of Chipsets, delivery of Reference Designs, transfer/license of relevant Intellectual Property to the Licensee from third parties including any required pursuant to the Disclosed Collateral.

7.3.2	Licensor will perform its obligations and duties under this Agreement with reasonable skill and care.

7.3.3

Notwithstanding anything else in this Agreement, the warranties in clause 7.3.1 do not apply to, and Licensor makes no representations or warranties whatsoever with respect to: (a) any Reference Designs Licensee Foreground IP; (b) defects resulting from parts of the Finished Products not supplied by Licensor; (c) Finished Products or Chipsets that have been abused, damages, altered or misused by any person or entity.

7.3.4

Upon any failure of any Reference Designs to comply with the warranties in clause 7.3.1, prior to the Licensee taking any action in relation to a breach of warranties the Licensee shall give the Licensor reasonable opportunity to remedy the breach of warranty (not exceeding 30 days) by promptly amending or replacing such part of the Reference Designs and re-deliver it to Licensee.

7.4	Licensee warrants to Licensor that the Reference Designs Licensee Foreground IP does not infringe the Intellectual Property rights of any Third Party.

7.5

Licensee will provide its own warranties directly to any of its end users or other Third Parties. Licensee will not pass through to end users or third parties warranties that are broader than the warranties provided by Licensor under this Agreement. Furthermore, Licensee will not make any representations to end users or other Third Parties on behalf of Licensor, and Licensee will expressly indicate that the end users and Third Parties must look solely to Licensee in connection with any problems, warranty claim or other matters concerning the Finished Products and/or Chipsets.

7.6

Each Party acknowledges that, in entering into this Agreement, it does not do so in reliance on any warranty or other provision except as expressly provided in this Agreement, and all conditions, warranties, terms and undertakings implied by statute, common law or otherwise are excluded from this Agreement to the fullest extent permissible by law. No warranties are provided under this Agreement with respect to the Chipsets which shall be dealt with in the JV Contract and the Supply Agreement.

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8.	INDEMNITY

8.1

Subject to Clauses 8.3 to 8.5, Licensor shall indemnify, defend and hold harmless Licensee Indemnified Parties from and against any and all Losses incurred by Licensee Indemnified Parties arising from or in connection with any actual or alleged Third Party claim or proceeding relating to (i) a breach of any of the warranties or representations of Licensor pursuant to this agreement, and (ii) the infringement of such Third Party’s rights in Intellectual Property caused by the exercise by Licensee of the rights granted in Clauses 3.1 and 3.2, except to the extent that such Third Party claim results from the breach of this Agreement (including any breach of representation or warranty) or negligence of any Licensee Indemnified Party.

8.2

Subject to Clauses 8.3 to 8.5, Licensee shall indemnify, defend and hold harmless Licensor Indemnified Parties from and against any and all Losses (i) arising from or in connection with Licensee exceeding the scope of any licence, right or permission to use the Chipsets, Reference Designs or Reference Designs Background IP (or any part thereof) granted to it under this Agreement; or (ii) incurred by Licensor Indemnified Parties as a result of amounts awarded in final judgment or settlement of any Third Party claim or proceeding in respect of the actual infringement of such Third Party’s rights in Intellectual Property caused by the exercise by Licensor of the rights granted in Clause 3.5, except to the extent that such Third Party claim results from the breach of this Agreement (including any breach of representation or warranty) or negligence of any Licensor Indemnified Party..

8.3

Promptly after receipt by an Indemnified Party of any claim or alleged claim or notice of the commencement of any action, administrative or legal proceeding, or investigation in respect of any Third Party claim or proceeding to which the indemnity provided for in this Clause 8 may apply, the Indemnified Party shall give written notice to the Indemnifying Party of such fact and the Indemnifying Party shall have the option to assume the defence thereof by election in writing within thirty (30) days of receipt of the Indemnified Party’s notice. If the Indemnifying Party fails to make such election, the Indemnified Party may assume such defence and the Indemnifying Party will be liable for the legal and other expenses consequently incurred in connection with such defence. The Parties will co-operate in good faith in the conduct of any defence, will provide such reasonable assistance as may be required to enable any claim to be defended properly and the Party with conduct of the action shall promptly provide to the other Party copies of all correspondence and documents and notice in writing of the substance of all oral communications relating to such action.

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8.4	Should the Indemnifying Party assume conduct of the defence in respect of any Third Party claim or proceeding:

8.4.1	the Indemnified Party may retain separate legal advisers, at its sole cost and expense; and

8.4.2

the Indemnifying Party will not, except with the written consent of the Indemnified Party, such consent not to be unreasonably withheld, delayed or conditioned, consent to the entry of any judgment or enter into any settlement provided always, that if the Indemnified Party shall not consent to such entry of judgment or settlement, and such judgment or settlement does not involve an admission of liability on the part of the Indemnified Party then the amount which the Indemnified Party shall be entitled to recover from the Indemnifying Party pursuant to this Clause 8 shall be limited to the amount that they would have received if the action would otherwise have been settled.

8.5

The Indemnified Party shall not admit liability in respect of, or compromise or settle any such action without the prior written consent of the Indemnifying Party, such consent not to be unreasonably withheld, conditioned or delayed.

9.	LIMITATION OF LIABILITY

9.1

Neither Party shall make any claim against the other Party for or relating to the breach of any warranties, representations or obligations under this Agreement (the “Repeat Claim”) if a claim has been made by the Party (“Claiming Party”) or the Claiming Party’s Affiliate or HT under the JV Contract or the Technology Agreement for or relating to the breach of the same or substantially similar warranties, representations or obligations.

9.2	Neither party shall have any liability for any consequential, incidental, punitive or indirect loss.

9.3	Nothing in this Agreement shall be construed as excluding or limiting the liability of any person for any liability which cannot be limited or excluded by law.

9.4

Subject to Clause 9.1, the maximum, aggregate liability of Licensor in respect of all claims arising under or in connection with this Agreement whether under statute or in tort (including but not limited to negligence), contract or otherwise, shall be limited to USO 8 million.

9.5

Subject to Clause 9.1, the maximum, aggregate liability of Licensee in respect of all claims arising under or in connection with this Agreement whether under statute or in tort (including but not limited to negligence), contract or otherwise, and including any liability arising under Clause 8, shall be limited to USO 8 million.

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9.6

Notwithstanding anything in this Agreement, Licensor shall not be liable to Licensee for any failure to achieve the Finished Product Objective (or any breach of this Agreement) where such failure (or breach) is primarily attributable to (a) Licensee failing to install and maintain the appropriate equipment and manufacturing facilities sufficiently in advance of Milestone 3, as requested by Licensor from time to time, (b) Licensor not being given sufficient access to Licensee’s premises, as requested by Licensor from time to time, (c) Licensee not acting on the advice of Licensor in relation to necessary steps to achieve the Finished Product Objective, or (d) any other act or omission of Licensee, unless any fact or circumstance under the foregoing item (a) through (d) is resulted from gross negligence or wilful misconduct of Licensor.

10.	CONFIDENTIALITY

10.1

Each Party (the “Receiving Party”) undertakes with each other Party (the “Disclosing Party”) that it shall keep, and it shall procure that its respective directors, officers, employees, advisors and agents (collectively, “Representatives”) shall keep, secret and confidential all Confidential Information of the Disclosing Party and shall not publish or disclose the same or any part of the same to any person whatsoever other than to (i) its Representatives directly or indirectly concerned in the exercise of the rights granted under this Agreement; and (ii) investors in such Party and their underlying investors and advisors pursuant to its obligations under applicable laws and regulations.

10.2

Each Party shall ensure that each of its Representatives to whom any Confidential Information is disclosed shall previously have been informed of the confidential nature of the Confidential Information and shall have agreed to be bound by a legal obligation of confidentiality no less restrictive than that set forth in this Clause 10.

10.3	The provisions of Clauses 10.1 and 10.2 shall not apply to Confidential Information which:

10.3.1	the Receiving Party can demonstrate to have been in its possession (other than under an obligation of confidence to the Disclosing Party or to a Third Party) at the date of receipt;

10.3.2	the Receiving Party can demonstrate that it received from a Third Party without obligation of confidence to the Disclosing Party after receipt from the Disclosing Party;

10.3.3	enters the public domain otherwise than through a breach of any obligation of confidentiality owed to the Disclosing Party; or

10.3.4	the Receiving Party can prove it has independently developed without direct or indirect access to any of the Disclosing Party’s Confidential Information.

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10.4

The Receiving Party may disclose Confidential Information if it is strictly required to do so by applicable law or by a court, another tribunal of competent jurisdiction or other governmental entity with competent jurisdiction, provided that it:

10.4.1

gives prompt prior written notice of this requirement to the Disclosing Party so that to the Disclosing Party may, or may require the Receiving Party to, oppose such disclosure or seek a protective order or other remedy from the appropriate court or tribunal;

10.4.2

discloses only that part of the Confidential Information that it is strictly required to be disclosed and shall be subject to prior consultation with to the Disclosing Party with a view to agreeing timing and content of such disclosure; and

10.4.3	takes all reasonable measures to assure confidential treatment of the Confidential Information following the required disclosure.

10.5

The Receiving Party agrees that the disclosure of the Disclosing Party’s Confidential Information without the express written consent of the Disclosing Party may cause irreparable harm to the Disclosing Party, and that any breach or threatened breach of this Agreement by the Receiving Party may entitle the Disclosing Party to injunctive relief, in addition to any other legal remedies available to it, in any court of competent jurisdiction.

10.6	The provisions of this Clause 10 shall remain in force notwithstanding the expiry or termination of this Agreement.

11.	TERM AND TERMINATION

11.1

This Agreement will become effective on the Effective Date. This Agreement will remain effective for a period of thirty (30) years from the Effective Date unless and until terminated by (i) mutual agreement between the Parties or otherwise in accordance with the terms of Clause 11.2.

11.2	Without prejudice to any other rights of the Parties, this Agreement may be terminated by notice in writing:

11.2.1

by either Licensee or Licensor forthwith if the other Party is in material breach of any of its obligations under this Agreement and in the case of a remediable breach fails to remedy the breach within thirty (30) Business Days of written notice containing full particulars of the breach and requiring it to be remedied; or

11.2.2

by either Licensee or Licensor forthwith if, in respect of the other Party a voluntary arrangement is proposed or approved or an administration order is made, or a receiver or administrative receiver is appointed of any of the other Party’s assets or undertakings or a winding-up resolution or petition is passed (otherwise than for the purpose of solvent reconstruction or amalgamation, in particular with respect to any reorganisation of the structure of the relevant Party) or if any circumstances arise which entitle a court or a creditor to appoint a receiver, administrative receiver or administrator or make a winding-up order or similar or equivalent action is taken against or by the relevant Party by reason of its insolvency or in consequence of debt; or

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12.	EFFECTS OF TERMINATION

12.1

Upon the termination of this Agreement pursuant to Clause 11, subject to Clause 12.1 (a) and (b) below, the licences granted to Licensee pursuant to Clause 3.2.1 and 3.2.2 and the licences granted to Licensor pursuant to Clauses 3.6 and 6.5 shall terminate forthwith, and (i) Licensee shall immediately cease to exploit the Chipsets and Reference Designs Background IP, and (ii) Licensor shall immediately cease to exploit the Reference Designs Licensee Foreground IP and Reference Designs Transferred IP, in any way, either directly or indirectly, provided that:

(a)

if either: (i) RP no longer holds equity interests in the JV according to the JV Contract (no matter by transferring its shares in the JV to its Affiliate or a third party in compliance with Articles 6.1 and 6.2 of the JV Contract), or (ii) if the termination of this Agreement is not due to breach of contract by HT and/or Licensee under the JV Contract and/or this Agreement, the licences granted to Licensee pursuant to Clause 3.2.1 and 3.2.2 shall remain in effect for the remainder of the Term of this Agreement; and

(b)

if the termination of this Agreement is not due to breach of contract by Licensor under this under the JV Contract and/or Agreement, Licensee shall grant to Licensor a non-exclusive, royalty-free and sublicensable licence to use the Reference Designs Licensee Foreground IP and Reference Designs Transferred IP outside the Territory.

12.2

Upon the termination of this Agreement for any reason, each Party shall, at the request and option of the other Party, return or destroy the Confidential Information of the other Party in its possession or control, provided that with respect to Licensee, such requirement shall not apply to Specifications, Reference Designs, Reference Designs Documentation that have been delivered to Licensee pursuant to this Agreement.

12.3

The termination of this Agreement howsoever arising will be without prejudice to the rights and duties of either Party accrued prior to termination. Subject to Clause 12.1, the following Clauses will continue to be enforceable notwithstanding termination: Clauses 1, 3, 6, 7, 8, 9, 10, 12, and 15 to 26 inclusive.

13.	FORCE MAJEURE

13.1

If a Party is unable to carry out any of its obligations under this Agreement due to Force Majeure (the “Non-Performing Party”) this Agreement shall remain in effect but the Non-Performing Party’s relevant obligations under this Agreement and the relevant obligations of the other Parties (the “Innocent Parties”) under this Agreement shall be suspended for the duration of the circumstance of Force Majeure provided that:

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13.1.1	the suspension of performance is of no greater scope than is required by the Force Majeure;

13.1.2

the Non-Performing Party gives the Innocent Parties prompt notice describing the circumstance of Force Majeure, including the nature of the occurrence and its expected duration, and continues to furnish regular reports during the period of Force Majeure;

13.1.3	the Non-Performing Party uses all reasonable efforts to remedy its inability to perform and to mitigate the effects of the circumstance of Force Majeure; and

13.1.4	as soon as practicable after the event which constitutes Force Majeure the Parties shall discuss how best to continue their operations as far as possible in accordance with this Agreement.

13.2

If the Force Majeure continues for six (6) months or more, the Innocent Party may give twenty (20) Business Days written notice to terminate this Agreement to the Non-Performing Party and termination shall occur if the Force Majeure is continuing at the end of that twenty (20) Business Day notice period.

14.	ASSIGNMENT AND SUB-CONTRACTING

14.1

This Agreement shall be binding on, and inure to the benefit of, the Parties to this Agreement and their respective personal representatives, successors and permitted assigns, but, no Party may assign this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Party.

14.2	Neither Party may sub-contract its obligations under this Agreement to any person without the prior written consent of the other Party.

15.	NOTICES

15.1

All notices shall be in writing and sent by hand, Electronic Mail, or recorded delivery and shall be deemed to be properly served (i) if sent by hand, when delivered at the relevant address; (ii) if sent by recorded delivery, three (3) Business Days after posting; (iii) if sent by Electronic Mail, when transmitted, provided a confirmatory copy is sent by post within twenty four (24) hours of transmission, and shall be sent to the following addresses or email address as may be amended by the relevant Party in writing:

Licensor:

Rockley Photonics Limited

Cooley (UK) LLP, 10th floor, Dashwood, 69 Old Broad Street, London, EC2M 1QS

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Electronic Mail: ciaran.rooney@rockleyphotonics.com with a copy to Andrew.rickman@rockleyphotonics.com (email to be headed “For the urgent attention of the General Counsel”)

For the attention of: Ciaran Rooney

Licensee:

Jiangsu Hengtong Rockley Technology Co., Ltd

88 Hengtong Road, Wujiang District, Suzhou, Jiangsu Province, China.

For the attention of: Yang Yuming

Electronic Mail: yangym@htgd.com.cn

16.	WHOLE AGREEMENT AND VARIATION

16.1

This Agreement constitutes the whole agreement between the Parties relating to its subject matter and supersedes and extinguishes any prior drafts, agreements and understandings, whether in writing or oral, relating to such subject matter, or those to the extent that the same are repeated in this Agreement. The Parties acknowledge that this shall not apply to the JV Contract and Supply Agreement.

16.2

Each Party hereto acknowledges that it has not been induced to enter into this Agreement by any representation, warranty promise or assurance (whether made innocently or negligently) by any Party or any other person save for those contained in this Agreement.

16.3	Nothing in this Agreement shall limit or exclude any liability or remedy for fraud, wilful concealment or fraudulent misrepresentation.

16.4	No variation of this Agreement shall be effective unless made in writing and signed by each of the Parties.

17.	CUMULATIVE RIGHTS

17.1	The rights, powers, privileges and remedies provided in this Agreement are cumulative and are not exclusive of any rights, powers, privileges or remedies provided by law or otherwise.

17.2

No failure to exercise nor delay in exercising any right, power, privilege or remedy under this Agreement shall in any way impair or affect the exercise thereof or operate as a waiver thereof in whole or in part.

17.3

No single or partial exercise of any right, power, privilege or remedy under this Agreement shall prevent any further or other exercise thereof, or the exercise of any other right, power, privilege or remedy.

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18.	INVALIDITY

18.1

If any provision of this Agreement shall be held to be illegal, void, invalid or unenforceable under the laws of any jurisdiction, the legality, validity and enforceability of the remainder of this Agreement in that jurisdiction shall not be affected, and the legality, validity and enforceability of the whole of this Agreement in any other jurisdiction shall not be affected.

19.	COUNTERPARTS

19.1	This Agreement may be executed in any number of counterparts, which shall together constitute one agreement. Any Party may enter into this Agreement by signing any such counterpart.

20.	COSTS

20.1	Each Party shall bear their own costs arising out of or in connection with the preparation, negotiation and implementation of this Agreement and the documentation referred to herein.

21.	FURTHER ASSURANCE

21.1

Each Party hereby undertakes to do all such other acts and things, and execute and provide all such documents at the other Party’s request and cost as may be necessary or desirable to give effect to the purposes of this Agreement.

22.	NO PARTNERSHIP

22.1

Nothing in the Agreement and no action taken by the Parties pursuant to this Agreement shall constitute or be deemed to constitute a partnership association, joint venture or other co-operative entity between the Parties and none of the Parties shall have any authority to bind any of the others in any way except as provided in this Agreement.

23.	ANNOUNCEMENTS, PUBLICATIONS AND USE OF NAMES

23.1

Save as provided in Clause 23.2 neither Party shall make, or procure or permit the making of, any press release or other public announcement (including on any website or in any company publication) in relation to this Agreement without first obtaining the written approval of the other Party to any such release or announcement, which shall not unreasonably be withheld, conditioned or delayed.

23.2

Any Party may make an announcement with respect to this Agreement or any ancillary matter if required by law or the regulations of any stock exchange to which it is subject, without the other Party’s consent provided it has used reasonable endeavours in the time available to consult with the other Party on the terms of any such announcement beforehand.

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23.3	No Party shall use the name or marks of any other, except as provided in Clause 23.1 and 23.2 without the prior written consent of that Party which shall be at that Party’s sole discretion.

24.	GOVERNING LAW

24.1

This Agreement and all matters arising from it (including any dispute relating to the existence, validity or termination of this Agreement or any contractual or non-contractual obligation) shall be governed by, and construed in accordance with, English law.

25.	JURISDICTION

25.1

Any dispute, controversy, difference or claim arising out of or relating to this contract, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (HKIAC) under the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted. The law of this arbitration Clause shall be English law. The seat of the arbitration shall be Hong Kong. The number of arbitrators shall be three. The arbitration proceedings shall be conducted in English.

26.	THIRD PARTY RIGHTS

26.1	A person who is not a Party to this Agreement shall have no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

[Signature page to follow]

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The Parties hereby execute this Agreement by their duly authorised representatives:

For ROCKLEY PHOTONICS LIMITED

Signature:	/s/ Andrew Rickman
Name:	Andrew Rickman
Title:	CEO

For JIANGSU HENGTONG ROCKLEY TECHNOLOGY CO., LTD.

Signature:
Name:
Title:

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APPENDIX II: KEY TERMS OF CHIPSET SUPPLY AGREEMENT

The Chipset Supply Agreement to be entered into between RP and JV shall contain or be consistent with the following key terms.

RP shall supply the Chipsets exclusively to the JV in the Territory for the purpose of the N Business, which shall be consistent with the relevant provisions in JV Agreement (including Article 8.1);

The pricing for supply of chipsets shall be based on the following principle: (i) the supply price of Chipsets shall be no higher than that of the same or similar chipsets that are capable of being used within the Finished Products sold by RP to third parties; (ii) RP and JV will use reasonable efforts to agree a pricing structure that makes the price of the Chipsets competitive with comparable chipsets in the market; (iii) with the amount of Chipsets purchased by the N increases, the supply price of Chipsets shall be decreased accordingly.

RP shall provide customary representation and warranties on Chipsets supplied, including without limitation:

(i)

RP has all necessary right, title and interests to Chipsets and have all required consents, approvals, certifications and licensing in each region/country where the chipsets have been obtained and will be sold, and upon sales of Chipsets to JV the Chipsets shall be free of liens and encumbrances;

(ii)	Chipsets shall be capable of and suitable for the purpose of developing and manufacturing the Finished Products;

(iii)	Chipsets (including the relevant IPs thereto or therein) do not infringe any third party rights; and

(iv)

Subject to an agreed threshold (to be set out in the agreement), for an agreed warranty period, Chipsets will conform to the applicable specifications, free from defects in material and workmanship, and conform in all respects to RP’s then-current standard customer warranty.

•	Other customary terms and conditions for supply of same or similar chipsets in line with market practice.

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APPENDIX III: TRADEMARK LICENSE AGREEMENT

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TRADEMARK LICENSE AGREEMENT

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INDEX

1	DEFINITIONS AND INTERPRETATION	1

2	TRADEMARK LICENSE	2

3	USE OF TRADEMARKS	2

4	COVENANTS AND OBLIGATIONS	3

5	REPRESENTATIONS AND WARRANTIES	3

6	INFRINGEMENT AND ENFORCEMENT	4

7	DURATION AND TERMINATION	4

8	EFFECTS OF TERMINATION	5

9	NOTICES	5

10	TAXES AND FEES	6

11	GENERAL	6

SCHEDULEI HT TRADEMARKS		11

SCHEDULEII RP TRAEMARKS		12

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TRADEMARK LICENSE AGREEMENT

THIS TRADEMARK LICENSE AGREEMENT (the “Agreement”) is entered into on 19th December, 2017, in Suzhou, China by and among:

(1)	Hengtong Optic-Electric Co., Ltd., a Chinese company limited by shares, with its registered office at 88 Hengtong Road, Wujiang District, Suzhou, Jiangsu Province, China (“HT”);

(2)	Rockley Photonics Limited, an UK limited liability company with company number 08683015 and its registered office at Cooley (UK) LLP 10th Floor Dashwood, 69 Old Broad Street, London, EC2M 1QS (“RP”);

(3)

Jiangsu Hengtong Rockley Technology Co., Ltd., a sino-foreign equity joint venture established between HT and RP, with its registered office at 88th Hengtong Road, Economic Development Zone, Wujiang City Jiangsu Province, PRC, Suzhou, Jiangsu Province, China (“JV”);

HT, RP and JV hereinafter collectively referred to as the Parties and each a Party.

Whereas,

A.	HT is the exclusive owner of HT Trademarks;

B.	RP is the exclusive owner of RP Trademarks;

C.	The Parties have agreed to enter into this Agreement on the license of the HT Trademarks and RP Trademarks to the JV respectively.

AGREED TERMS

1	DEFINITIONS AND INTERPRETATION

1.1

Unless otherwise stated in this Agreement, capitalized terms shall have the meanings indicated below. The definitions and rules of interpretation in this clause shall apply in this Agreement (including the Whereas Section).

Effective Date: the date on which this Agreement becomes effective pursuant to clause 11.4.

Encumbrance: means any charge or claim, easement, condition, modus, equitable interest, assessment, levy, lien (statutory or otherwise), encumbrance, option, pledge, security interest, mortgage, right of first refusal, right of first offer, right of pre-emption, retention of title agreement, inheritance right, donation right, defect of title or restriction of any kind or nature, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

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Territory: the People’s Republic of China, Hong Kong Special Administration Region, Macau Special Administration Region and Taiwan.

HT Trademarks: the trademarks listed in Schedule I

RP Trademarks: the trademarks listed in Schedule II.

Trademarks: shall collectively refer to HT Trademarks and RP Trademarks.

1.2	The headings and sub-headings in this Agreement and its schedules are included for convenience and ease of reference only and shall not affect the interpretation of this Agreement.

1.3

The Recitals and Schedules form part of this Agreement and shall have effect as if set out in full in the body of this Agreement. Any reference to this Agreement includes its recitals and the Schedules.

1.4	References to clauses and schedules are to the clauses and schedules of this Agreement; references to paragraphs are to paragraphs of the relevant schedule.

2	TRADEMARK LICENSE

2.1

HT hereby grants to the N, and the JV hereby accepts a non-exclusive, non-transferrable, royalty-free and non-sublicensable license to use the HT Trademarks for the purpose of (i) use of HT Trademarks in the company name of the JV; and (ii) the JV Business in the Territory only (“HT Permitted Purpose”), subject to, and for the duration of this Agreement (“HT Trademark License”).

2.2

RP hereby grants to the JV, and the JV hereby accepts a non-exclusive, non-transferrable, royalty-free and non-sublicensable license to use the RP Trademarks for the purpose of (i) use of RP Trademark in the company name of the JV; and (ii) the JV Business in the Territory only (“RP Permitted Purpose”), subject to, and for the duration of this Agreement (“RP Trademark License”).

2.3	The Parties agree that, JV is not required to pay any royalty or license fee to HT or RP for HT Trademark License and/or RP Trademark License.

3	USE OF TRADEMARKS

3.1

The JV shall use the Trademarks licensed under this Agreement strictly in line with the instructions and requests of HT in respect of HT Trademarks and RP in respect of RP Trademarks from time to time.

To this purpose, any proposed use of the HT Trademarks or RP Trademarks (other than the use of HT Trademarks and RP Trademarks in the company name of JV) by the JV shall be informed in writing to HT or RP (as applicable) in advance and JV can only proceed with any intended use of HT Trademarks or RP Trademarks (other than the use of HT Trademarks and RP Trademarks in the company name of JV) after obtaining consents from HT or RP in writing.

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3.2	Without the prior written consent of HT or RP, the JV shall not:

3.2.1	use or allow to use a trademark, trade name, logo design, symbol or word deceptively or confusingly similar to the Trademarks;

3.2.2	alter, deface, remove or make any addition to the Trademarks;

3.2.3	make any use of the Trademarks in any manner other than HT Permitted Purpose or RP Permitted Purpose (as applicable); or

3.2.4	make any use of the Trademarks outside the Territory.

3.3	The JV must, at its own expense, secure and maintain all necessary government permits, licenses and approvals in respect of use of the Trademarks.

3.4	HT and RP reserves the right to grant the right to use HT Trademarks or RP Trademarks (as applicable) to any third party throughout the world.

4	COVENANTS AND OBLIGATIONS

4.1	The JV shall not grant or create any rights, licenses, options, obligations, liabilities or Encumbrances of whatever nature on or against any of the Trademarks.

4.2	The JV shall not, by act or omission, do anything in its use of the Trademarks that could adversely affect their validity or enforceability.

4.3

The JV acknowledges that HT and RP is respectively and shall remain as the exclusive owner of the Trademarks. Nothing in this Agreement shall give the JV any rights or benefits in the Trademarks (other than those granted under this Agreement).

4.4

The JV shall not, directly or indirectly, during the term of this Agreement and thereafter: (i) challenge, contest or attack HT or RP’s title or rights in and to the Trademarks; or (ii) seek to register or claim ownership or make any application of any of Trademarks.

5	REPRESENTATIONS AND WARRANTIES

5.1	Each Party hereby represents and warrants to the other Parties that, as of the time of this Agreement:

(a)	Such Party is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction;

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(b)

The execution, delivery and performance of this Agreement by such Party has been duly authorized by all necessary corporate action of such Party, and this Agreement constitutes the valid and binding obligation of such Party, enforceable against it in accordance with its terms. The execution, delivery and performance of this Agreement by such Party will not (i) violate or conflict with any of its corporate constitution documents; (ii) constitute a violation of any law, regulation or order applicable to such Party; or (iii) conflict with, or result in the breach of the provisions of, or constitute a default under, any agreement, license, permit or other instrument to which such Party is a party or is bound;

(c)	its representative whose signature ts affixed to this Agreement 1s fully authorized to sign this Agreement;

(d)	it has the right to grant a license to the JV to use the Trademarks in accordance with this Agreement;

(e)	it has obtained all consents and approvals (including from any third parties and governmental authorities) that are necessary or required for the trademark licence contemplated herein.

6	INFRINGEMENT AND ENFORCEMENT

6.1	Each Party shall promptly give notice in writing to the other if it becomes aware of any infringement or suspected infringement of any of Trademarks.

6.2	In respect of any matter that falls within clause 6.1:

6.2.1	HT or RP (as applicable) shall in its absolute discretion, decide what action to take in respect of the matter (if any); and

6.2.2	HT or RP (as applicable) shall conduct and have sole control over any consequent action that it deems necessary.

7	DURATION AND TERMINATION

7.1

This Agreement and HT Trademark License and RP Trademark License become effective on the Effective Date and, subject to clause 8.2 and clause 8.3, shall remain effective for a period of 30 years therefrom.

7.2	Notwithstanding the above, without affecting any other rights that either Party may be entitled to, this Agreement, HT Trademark License and RP Trademark License shall be terminated immediately:

7.2.1

by either Party, if the other Parties commits a material breach of any term of this Agreement and (if such breach is remediable) fails to remedy that breach within a period of 60 days of being notified in writing to do so;

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7.2.2

by either Party, if the other Parties is insolvent or becomes the subject of a voluntary or involuntary petition in bankruptcy for its reorganization or liquidation, or makes any assignment for the benefits of its creditors, or if a trustee or receiver of its property is appointed, or if the other Parties takes or is subjected to any other similar action based upon its inability to meet its financial obligations; or

7.2.3	by either Party, if the Joint Venture Contract in respect of the JV entered into between HT and RP terminates for whatever reason.

8	EFFECTS OF TERMINATION

8.1	Termination of this Agreement for any reason shall not affect any rights or liabilities accrued at the date of termination.

8.2

Subject to clause 8.3, on termination of this Agreement, HT Trademark License and RP Trademark License and all rights of the JV under HT Trademark License and RP Trademark License shall terminate immediately, the JV shall immediately cease all and any use of the Trademarks.

8.3

If either Party terminates this Agreement pursuant to clause 7.2.3, the JV may continue using the Trademarks in accordance with this Agreement for the purpose of sales during the three months following termination.

8.4	Clauses 2.3, 8, 9, 11.8 and 11.9 shall survive any such termination of this Agreement.

9	NOTICES

9.1	Any notice required to be given under this Agreement shall be in writing and shall be delivered personally or sent by commercial courier or by email to the other party as set out below:

9.1.1	HT:

Jiangsu Hengtong Rockley Technology Co., Ltd

88 Hengtong Road, Wujiang District, Suzhou, Jiangsu Province, China.

For the attention of: Yang Yuming

RP:

Rockley Photonics Limited

Cooley (UK) LLP, 10th floor, Dashwood, 69 Old Broad Street, London, EC2M lQS

Electronic Mail: ciaran.rooney@rockleyphotonics.com with a copy to Andrew.rickman@rockleyphotonics.com (email to be headed “For the urgent attention of the General Counsel”)

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For the attention of: Ciaran Rooney

JV:

Jiangsu Hengtong Rockley Technology Co., Ltd.

88 Hengtong Road, Wujiang District, Suzhou, Jiangsu Province

For the attention of: The General Manager

or as otherwise specified by the relevant party by notice in writing to each other party.

9.2	Any notice shall be deemed to have been duly received:

9.2.1	if delivered personally, when left at the address and for the contact referred to in this clause; or

9.2.2	if delivered by commercial courier, on the date and at the time that the courier’s delivery receipt is signed; or

9.2.3	if sent by email, four hours after the email is sent (subject to the sender receiving no bouncebacks or other errors relating to that email).

9.3	The provisions of this clause 9 shall not apply to the service of any proceedings or other documents in any legal action.

10	TAXES AND FEES

10.1	Any and all taxes, fees or charges incurred or applicable in connection to or as a result of this Agreement shall be filed and borne by the Party incurring them pursuant to applicable law.

11	GENERAL

11.1	Entire agreement

This Agreement constitutes the whole agreement between the Parties and supersedes all previous agreements between the Parties relating to its subject matter.

11.2	Variation

No amendment or variation of this Agreement shall be effective unless it is in writing and signed by the Parties (or their authorised representatives).

11.3	Assignment and other dealings prohibited

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This Agreement is personal to the Parties and no Party shall, without the prior written consent of the other Parties assign, transfer, mortgage, charge or deal in any other manner with this Agreement or any of its rights and obligations under this Agreement or purport to do any of the same. No party shall sub-contract or delegate in any manner any or all of its obligations under this Agreement to any third party or agent.

11.4	Effectiveness

This Agreement shall come into effect on the date on which it is signed by the authorized representative of each Party.

11.5	Waiver

No failure or delay by a Party to exercise any right or remedy provided under this agreement or by law shall constitute a waiver of that or any other right or remedy, nor shall it preclude or restrict the further exercise of that or any other right or remedy. No single or partial exercise of such right or remedy shall preclude or restrict the further exercise of that or any other right or remedy.

11.6	Severance

If any provision of this Agreement (or part of any provision) is found by any court or other authority of competent jurisdiction to be invalid, illegal or unenforceable, that provision or part-provision shall, to the extent required, be deemed not to form part of this Agreement, and the validity and enforceability of the other provisions of this Agreement shall not be affected.

11.7	Counterparts

This Agreement is written in Chinese and in English. If there is any inconsistency between the two language versions, both language versions shall have equal effect.

This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall constitute an original of this Agreement, but all the counterparts shall together constitute the same Agreement.

11.8	Governing law

This Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with PRC law.

11.9	Dispute resolution

11.9.1

Any dispute, controversy, difference or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and finally resolved through Arbitration by China International Economic and Trade Arbitration Commission (“CIETAC”) for binding arbitration in Beijing, PRC pursuant to the then effective arbitration rules of CIETAC.

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11.9.2

The arbitration tribunal shall consist of 3 (three) arbitrators. Each Party shall select one (1) arbitrator of any nationality, and the two arbitrators nominated by the Parties shall then jointly appoint a presiding arbitrator, who shall not be of Chinese or British nationality. Should the arbitrators appointed by the Parties fail to appoint a presiding arbitrator as aforesaid within one (1) month of their own appointment, CIETAC shall select the presiding arbitrator who shall not be of Chinese or British nationality.

11.9.3	The arbitration proceedings shall be conducted in Chinese.

11.9.4

The arbitration award shall be final, conclusive and binding on the Parties to the arbitration. Any Party to the dispute may apply to a court of competent jurisdiction for enforcement of such award. The Parties to the arbitration shall each pay an equal share of the costs and expenses of such arbitration, and each Party shall separately pay for its respective counsel fees and expenses, provided, however, that the prevailing Party in any such arbitration shall be entitled to recover from the non-prevailing Party its reasonable costs and attorney fees. Each Party hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non-convenience, which it may now or hereafter have to the bringing of any action, lawsuit, claim or proceeding arising under this Contract.

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IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed by its duly authorized representative on the date first set forth above.

HengTong Optic-Electric	Roddey Photonics Limited Roddey Photonics Limited

Signature:	Signature:	/s/ Andrew Rickman
Name:	Name:	Andrew Rickman
Title:	Title:	CEO

JV

Signature:
Name:
Title:

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